UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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SAEXPLORATION HOLDINGS, INC.

(Name of Registrant As Specified In Its Charter)

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SAEXPLORATION HOLDINGS, INC.

1160 Dairy Ashford Rd., Suite 160

Houston, Texas 77079

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of SAExploration Holdings, Inc.:

We are delivering this Notice and the accompanying Information Statement to inform our stockholders that on August 4, 2016, the holders of a majority of the shares of SAExploration Holdings, Inc. (the “Company,” “our” or “we”) common stock, $.0001 par value per share (the “Common Stock”) adopted resolutions by written consent, in lieu of a meeting of stockholders, to approve the 2016 Long-Term Incentive Plan (the “2016 Plan”), which is an incentive compensation plan for employees of the Company and its subsidiaries.

The 2016 Plan was approved by stockholder written consent pursuant to Section 228 of the Delaware General Corporation Law and Section 2.12 of the Company’s Second Amended and Restated By-Laws (the “By-Laws”), which permit any action that may be taken at a meeting of the stockholders to be taken by written consent by the holders of the number of shares of stock required to approve the action at a meeting at which all shares entitled to vote were present and voted. All necessary corporate approvals in connection with the adoption of the 2016 Plan have been obtained.

The Information Statement is being furnished to the holders of the Company’s Common Stock pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules thereunder and Section 2.12 of the By-Laws solely for the purpose of informing our stockholders of this corporate action before it takes effect. In accordance with Rule 14c-2 under the Exchange Act, the 2016 Plan shall become effective twenty calendar days following the mailing of this Notice and the accompanying Information Statement.

The 2016 Plan was approved and recommended by our Board of Directors prior to the stockholder action by written consent described in this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

You have the right to receive this Notice and the accompanying Information Statement if you were a stockholder of record of our Company at the close of business on August 3, 2016.

By Order of the Board of Directors

Brent Whiteley

Chief Financial Officer, General Counsel and

Secretary

August 15, 2016

SAEXPLORATION HOLDINGS, INC.

1160 Dairy Ashford Rd., Suite 160

Houston, Texas 77079

INFORMATION STATEMENT

General

In this Information Statement, unless the context otherwise requires, “we,” “our,” “us,” the “Company” and similar expressions refer to SAExploration Holdings, Inc., a Delaware corporation.

This Information Statement is being sent to inform our stockholders that we have obtained consent from the holders of a majority of the shares of the Company’s common stock, $.0001 par value per share (the “Common Stock”) to approve the 2016 Long-Term Incentive Plan (the “2016 Plan”), which is an incentive compensation plan for employees of the Company and its subsidiaries.

This Information Statement is being mailed on or about August 15, 2016 to the Company’s stockholders of record as of August 3, 2016 (the “Record Date”). This Information Statement constitutes notice to our stockholders of corporate actions taken by our stockholders without a meeting as required by the Delaware General Corporation Law (the “DGCL”) and pursuant to Section 2.12 of the By-Laws.

We will pay the costs of preparing and sending out the enclosed Notice and this Information Statement.

The date of this Information Statement is August 15, 2016.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The Action by Written Consent

As of the Record Date, the holders of a majority of the Company’s outstanding Common Stock (the “Consenting Stockholders”) who executed a written consent approving the 2016 Plan, as described herein (the “Consent”), collectively beneficially owned 6,644,533 shares of our outstanding Common Stock. As of the Record Date, there were 9,344,288 shares of our Common Stock issued and outstanding. No payment was made to any person or entity in consideration of execution of the Consent.

Voting and Vote Required

The Company is not seeking consents, authorizations or proxies from you. Section 228 of the DGCL (“Section 228”) and Section 2.12 of the By-Laws provide that the written consent of the holders of outstanding shares of stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. Approval of at least a majority of outstanding stock entitled to vote thereon was required to approve the 2016 Plan.

As of the Record Date, the Company had 9,344,288 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. On the Record Date, the Consenting Stockholders collectively beneficially owned 6,644,533 shares of Common Stock, which represents a majority of the Company’s outstanding Common Stock. Accordingly, the written consent executed by the Consenting Stockholders pursuant to Section 228 and Section 2.12 of the By-Laws is sufficient to approve the 2016 Plan and no further stockholder action is required to approve this matter.

Notice Pursuant to Section 228

Pursuant to Section 228 and Section 2.12 of the By-Laws, the Company is required to provide prompt notice of the taking of a corporate action by written consent to the Company’s stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228 and Section 2.12 of the By-Laws.

Dissenters’ Rights of Appraisal

The DGCL does not provide dissenters’ rights of appraisal to our stockholders in connection with the matters discussed in this Information Statement.

APPROVAL OF THE SAEXPLORATION HOLDINGS, INC.

2016 LONG-TERM INCENTIVE PLAN

Background

The 2016 Plan has been approved by the Company’s Board of Directors on August 3, 2016, the administration of which has been delegated by the Board of Directors to the Compensation Committee of our Board of Directors (the “Compensation Committee”), and the Consenting Stockholders and will take effect on the twentieth (20th) day following the date on which this Information Statement is first sent or given to our stockholders. The Company has submitted the 2016 Plan to the Consenting Stockholders for their approval so that options granted under the 2016 Plan may qualify for treatment as incentive stock options, awards under the 2016 Plan may constitute performance-based compensation not subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and the 2016 Plan will comply with the listing standards of the Nasdaq Global Market.

A summary of the principal features of the 2016 Plan is provided below, but is qualified in its entirety by reference to the full text of the 2016 Plan, which is attached to this Information Statement as Annex A.

Description of 2016 Plan

Purpose

The purpose of the 2016 Plan is to promote the long-term success of the Company and create value for our stockholders. The 2016 Plan is intended to:

•	encourage our employees to focus on long-range objectives;

•	help the Company attract and retain employees with exceptional qualifications; and

•	further align our employees’ interests with those of our other stockholders through compensation that is based on our Common Stock.

As used in this description of the 2016 Plan, “Committee” means either the Compensation Committee or the director(s) and/or the chief executive officer of the Company appointed by the Board of Directors to make grants to employees who are not executive officers, as applicable.

Eligible Participants

Employees of the Company (including employees of our subsidiaries or affiliates, as specified in the 2016 Plan) are eligible to receive awards under the 2016 Plan. As of the date of this Information Statement, there are approximately 2,360 such employees. The Committee may grant awards to employees who are foreign nationals or who are employed by the Company or any subsidiary outside the United States of America or who provide services to us under an agreement with a foreign nation or agency, on terms and conditions different from those specified in the 2016 Plan, as the Committee deems necessary to achieve the purposes of the 2016 Plan and comply with applicable foreign laws.

Administration

The 2016 Plan will be administered by the Compensation Committee. Our Board of Directors may delegate to a committee of two or more non-employee directors who are also “outside directors” as defined under Section 162(m) of the Code and “nonemployee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) when granting awards to a “covered employee” within the meaning of Section 162(m)(3) of the Code who is then subject to Section 16 of the Exchange Act.

Our Board of Directors may (a) delegate to a committee of one or more members of the Board of Directors who are not “outside directors” the authority to grant awards to eligible persons who are either (i) not then “covered employees” and are not expected to be “covered employees” at the time of recognition of income resulting from such award or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (b) delegate to a committee of one or more members of the Board of Directors who are not “nonemployee directors” the authority to grant awards to eligible persons who are not then subject to Section 16 of the Exchange Act. The Board of Directors may also appoint one or more directors and/or the chief executive officer to make grants of awards to employees who are not executive officers under Section 16 of the Exchange Act. The Board of Directors has delegated administration of the 2016 Plan to the Compensation Committee.

Subject to the Company’s obligations pursuant to any applicable employment agreements, the Committee has the authority to interpret and construe all provisions of the 2016 Plan and to make all decisions and determinations relating to the operation of the 2016 Plan, including the authority and discretion to:

•	select the individuals to receive awards;

•	determine the type, number, vesting requirements, and other features and conditions of the awards;

•	interpret and administer the 2016 Plan;

•	make all other decisions relating to the operation of the 2016 Plan and reconcile any inconsistency in, correct any defect in and/or supply any omission in the 2016 Plan; and

•	carry out any other duties delegated to it by the Board of Directors under the 2016 Plan.

Duration

The 2016 Plan will be effective on the twentieth day following the date on which this Information Statement is first sent or given to our stockholders. The 2016 Plan will continue in effect until the date when the 2016 Plan is terminated by our Board of Directors as provided in the 2016 Plan, provided, however, that no incentive stock options, or “ISOs,” may be granted after the date that is ten (10) years after the date on which the approval by stockholders is effective.

Shares Subject to 2016 Plan

Upon effectiveness of the 2016 Plan, subject to adjustment as described in the 2016 Plan, total awards that may be issued or transferred (i) upon the exercise of options or stock appreciation rights, (ii) as restricted shares and released from outstanding risks of forfeiture thereof, (iii) in payment of stock units, (iv) in payment of performance cash awards that have been earned or (v) in payment of dividend equivalents paid with respect to awards made under the 2016 Plan are limited to a maximum of 1,038,258 shares of Common Stock, which will be immediately available for issuance under the 2016 Plan. These shares may be shares of original issuance or treasury shares. The aggregate number of shares of Common Stock available under the 2016 Plan issued to participants that may be issued with respect to options and stock appreciation rights, including upon the exercise of incentive stock options, over its life shall not exceed 519,129 shares of Common Stock, in each case subject to adjustment as described in the 2016 Plan. The aggregate number of shares of Common Stock and restricted shares issued to all participants pursuant to all awards of restricted shares and stock units made under the 2016 Plan over its life shall not exceed 519,129 shares of Common Stock, in each case subject to adjustment as described in the 2016 Plan. For the avoidance of doubt shares of Common Stock available under the 2016 Plan shall not be issued to fund any of the annual performance awards provided for under any employment agreement.

The 2016 Plan requires that 622,955 of the shares reserved for issuance under the 2016 Plan be granted by the Committee to certain employees of the Company or any subsidiary identified in the 2016 Plan as soon as administratively practicable after receipt by the Company of stockholder approval of the 2016 Plan and the effectiveness of stockholder approval of the 2016 Plan, in the form of stock units and options, on the terms and subject to the conditions set forth in the 2016 Plan (the “MIP Shares”).

The aggregate number of shares of Common Stock available for issuance or transfer under the 2016 Plan will be reduced by (i) one (1) share of Common Stock for every one (1) share of Common Stock subject to an option or stock appreciation right granted under the 2016 Plan and (ii) one (1) share of Common Stock for every one (1) share of Common Stock issued or transferred in connection with an award other than an option or stock appreciation right granted under the 2016 Plan. Subject to the paragraph below and the 2016 Plan, shares of Common Stock covered by an award granted under the 2016 Plan will not be counted as used unless and until they are actually issued or transferred.

The following shares of Common Stock will not be added to the aggregate number available for issuance or transfer: (i) shares of Common Stock tendered or otherwise used in payment of the exercise price of an option; (ii) shares of Common Stock withheld or otherwise used by the Company to satisfy a tax withholding obligation; (iii) shares of Common Stock subject to a stock appreciation right that are not actually issued in connection with its settlement of shares of Common Stock on exercise of the award; and (iv) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options. If a participant has elected to give up the right to receive compensation in exchange for shares of Common Stock based on fair market value, the shares of Common Stock will not count against the maximum shares of Common Stock available under the 2016 Plan. Any shares of Common Stock that become available for issuance or transfer under the 2016 Plan will be added back as (i) one (1) share of Common Stock if such share was subject to an option or stock appreciation right granted under the 2016 Plan, and (ii) as one (1) share of Common Stock if such share was issued or transferred pursuant to an award granted under the 2016 Plan other than an option or stock appreciation right granted under the 2016 Plan. If an award under the 2016 Plan is forfeited or is settled in cash, the subject shares will again be available for grant under the 2016 Plan.

In the event of a subdivision of our outstanding shares of Common Stock, stock split, reverse stock split, a declaration of a dividend payable in shares of Common Stock, or a combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a lesser number of shares, or an exchange of shares, the maximum number of shares of Common Stock remaining available for awards under the 2016 Plan, the numbers of shares subject to outstanding awards, the exercise prices under outstanding awards and the limits on awards will be proportionately adjusted automatically, without the necessity for Committee action, to prevent dilution or enlargement of benefits under the 2016 Plan. In the event of a declaration of an extraordinary dividend payable in a form other than Common Stock in an amount that has a material effect on the price of our Common Stock, a capitalization, a spin-off, any other change in the Common Stock that otherwise would result from any split-off, spin-out, split-up or a similar occurrence, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing, the Committee will make such adjustments to the foregoing as it deems appropriate in its sole discretion. Moreover, in the event of any such transaction or event or in the event of a change in control, the Committee shall provide in substitution for any outstanding awards under the 2016 Plan such alternative consideration (including cash), if any, as it determines to be equitable in the circumstances and may require the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or stock appreciation right with an exercise price greater than the consideration offered in connection with any such transaction or event or change in control, the committee may elect to cancel such stock option or stock appreciation right. Any such adjustment to the specified number of ISOs will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an ISO to fail to so qualify.

Award Agreements

The terms and conditions of each award made under the 2016 Plan will be outlined in a written award agreement between the Company and the participant.

Types of Awards

The 2016 Plan provides for the following types of awards:

•	stock options;

•	stock appreciation rights;

•	restricted shares;

•	stock units; and

•	performance cash awards.

Stock Options. The Committee may from time to time award stock options to any eligible participant. Stock options give the holder the right to purchase shares of our Common Stock within a specified time at a specified price. Two types of stock options may be granted under the 2016 Plan: ISOs, which are subject to special U.S. tax treatment as described below, and nonstatutory options, or “NSOs.” As specified in the applicable award agreement, awards of stock options may be subject to vesting conditions, may provide for accelerated exercisability, including in the event of the optionee’s death, disability, or retirement or other events, and may provide for expiration in the event the optionee ceases to be an employee. The exercise price of a stock option shall be the fair market value (as defined in the 2016 Plan) of a share of Common Stock at the time of grant as determined by the Committee unless the option is being granted in substitution for an outstanding option as part of a corporate transaction (such as a merger). Notwithstanding, if an ISO is granted to a person who, at the time of grant, owns Common Stock possessing more than 10% of the total combined voting power of all classes of our voting stock, such ISO cannot have an exercise price less than 110% of the fair market value of a share of Common Stock at the time of grant and cannot expire more than five (5) years after the date of the original grant.

Upon exercise, the exercise price of a stock option may be paid in cash or cash equivalents or, at the discretion of the Committee, by the surrender of Common Stock already owned by the optionee, by delivering an irrevocable instruction directing a securities broker to sell all or part of the shares being purchased, by delivering a full recourse promissory note, or by making payment in any other form consistent with applicable law. Except as otherwise provided in the 2016 Plan and except as described in an award agreement for MIP Shares that are granted in the form of stock options designated as NSOs, no grant of options can become exercisable sooner than after one (1) year. The expiration dates of options cannot be more than ten (10) years after the date of the original grant. The Committee may offer to buy out an outstanding stock option for cash or cash equivalents or authorize an optionee to elect to cash out an outstanding option provided that cash payments shall not exceed the fair market value less the exercise price. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, no right to vote or receive dividends or any other rights as a stockholder will exist for the underlying shares.

The aggregate number of shares of Common Stock that may be issued or transferred by the Company upon the exercise of ISOs will not exceed 207,652 shares of Common Stock. If a participant awarded an ISO under the 2016 Plan makes a disqualifying disposition of such shares (which is a disposition (including any sale) within two (2) years after the date of the grant or within one (1) year after the date of exercise), the participant must notify the Company in writing immediately following the disposition, and the Company may, if determined by the Committee, retain possession, as agent for the participant, of any Common Stock acquired as a result of the exercise of an ISO until the end of the period described above, subject to complying with any instruction from the participant as to the sale of such the Common Stock.

311,477 shares of Common Stock, or 50%, of the MIP Shares in the form of stock options that are designated as NSOs will be granted on September 26, 2016, with exercise prices determined based on the volume-weighted average price per share of Common Stock for the 30-day period ending on the grant date and a vesting schedule, each as set forth in the (i) amended and restated employment agreements with Jeff Hastings, Brian Beatty, Brent Whiteley, Mike Scott, and Darin Silvernagle, and (ii) the new employment agreement with Ryan Abney, each dated as of August 3, 2016 (collectively, the “New Employment Agreements”) and the forms of award agreements for the MIP Shares under the 2016 Plan.

Stock Appreciation Rights. The Committee may grant stock appreciation rights under the 2016 Plan; provided that no grant of stock appreciation rights may become exercisable sooner than after one (1) year. A stock appreciation right entitles the holder upon exercise to receive an amount in shares of Common Stock, cash or a combination thereof (as determined by the Committee), computed by reference to appreciation in the value of our Common Stock. Stock appreciation rights may be granted alone or in tandem with a stock option. As specified in the applicable award agreement, awards of stock appreciation rights may be subject to vesting conditions, may provide for accelerated exercisability, including in the event of the holder’s death, disability, or retirement or other events, and may provide for forfeiture in the event the holder ceases to be an employee. The exercise price of a stock appreciation right cannot be less than 100% of the fair market value of a share of Common Stock on the date of grant. Upon exercise, the holder of a stock appreciation right will receive shares of Common Stock, cash, or a combination of both, as the Committee shall determine. Prior to the issuance of shares of Common Stock upon the exercise of a stock appreciation right, no right to vote or receive dividends or any other rights as a stockholder will exist for the underlying shares.

Restricted Shares. A grant of restricted shares involves the immediate transfer by us to a participant of ownership of a specific number of shares of Common Stock in consideration of the performance of services. The Committee may grant restricted shares of Common Stock to eligible participants, in the amounts, and subject to the terms and conditions as the Committee determines in its discretion, as specified in an applicable restricted shares award agreement. Such award agreement may provide for accelerated vesting of the restricted shares, including in the event of the participant’s death, disability or other events. Awards of restricted shares of Common Stock may be made in exchange for services or other lawful consideration and may or may not be contingent on the satisfaction of performance targets. Except as otherwise described in an applicable award agreement or in the 2016 Plan, no grant of restricted shares will have the restrictions eliminated for a period of time shorter than three (3) years if based only on the passage of time rather than performance targets, except that the restrictions may be removed ratably during the three-year period as determined by the Committee. Awards of restricted shares may be subject to vesting conditions and to the attainment of performance criteria as specified in the applicable award agreement. If the award is intended to satisfy the requirements of Section 162(m) of the Code, such performance target will be based on one or more criteria as specified in the 2016 Plan and may be subject to other restrictions as applicable. Any conditions to vesting and performance criteria may be waived in the event of a change in control of the Company, or the holder’s death or disability.

Subject to any restrictions, conditions and forfeiture provisions placed on such restricted shares by the Committee, any recipient of an award of restricted shares will have all the rights of a stockholder of the Company, including the right to vote the shares and dividend rights. However, the award agreement may require that dividends be accumulated and paid when the restricted shares vest, be issued as additional restricted shares or be paid currently to the holder. Any dividends not paid currently will be subject to the same conditions and restrictions, including the risk of forfeiture, as the related award; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying restricted shares with restrictions that lapse as a result of achievement of performance targets will be deferred until and paid contingent upon the achievement of applicable performance targets.

Stock Units. A grant of stock units constitutes an agreement by us to deliver shares of Common Stock or cash to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the restriction period as the Committee may specify. The Committee may grant units having a value equal to an identical number of shares of Common Stock to such eligible participants, in such amounts, and subject to such terms and conditions as the Committee determines in its discretion. Awards of stock units, other than awards of stock units that are MIP Shares, may be subject to vesting conditions and to the attainment of performance criteria as specified in the applicable award agreement. Such stock units award agreement may provide for accelerated vesting of the stock units, including in the event of the participant’s death, disability or other events. Except as otherwise provided in the 2016 Plan and except as described in an award agreement for MIP Shares that are granted in the form of stock units, no grant of stock units will have the restrictions eliminated for a period of time shorter than three (3) years if based only on the passage of time rather than performance targets, except that the restrictions may be removed ratably during the three-year period as determined by the Committee. If the stock units (other than the stock units that are MIP Shares) specify that the period of restriction will terminate only upon the achievement of performance targets or that the stock units will be earned based on the achievement of performance targets, then, notwithstanding anything to the contrary contained in this paragraph, the period of restriction may not be less than one (1) year. Other than with respect to the stock units that are MIP Shares, the Committee may include as vesting conditions or as conditions for any award of stock units the requirement that the performance of the Company or a business unit of the Company for a specified period (not less than one (1) year) equal or exceed a target determined in advance by the Committee. If the award of stock units is intended to satisfy the requirements of Section 162(m) of the Code, such target will be based on one or more of the criteria set forth in the 2016 Plan and may be subject to other restrictions as applicable. Any conditions to vesting and/or performance target may be waived in the event of a change in control of the Company, or the participant’s death or disability.

If the requirements specified by the Committee are met, then on the designated settlement date, the holder of such units will receive shares of Common Stock, cash or any combination thereof, equal to the fair market value of the corresponding number of shares of Common Stock. Payment of such amount may be deferred until a later date. Stock units awarded under the 2016 Plan may include a right to receive dividend equivalents, which would entitle the holder of a stock unit to receive a credit for the amount equal to the dividends paid on an equal number of shares of our Common Stock while the stock unit is outstanding. If the stock units become vested, dividend equivalents are settled in the same manner as stock units and, prior to distribution, any dividend equivalents that are not paid are subject to the same terms and conditions as the stock units to which they attach; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying stock units with restrictions that lapse as a result of achievement of performance targets will be deferred until and paid contingent upon the achievement of applicable performance targets. Prior to an issuance of shares of Common Stock in settlement of a stock unit, no right to vote as a stockholder will exist with respect to the underlying shares.

A holder of stock units will have no rights other than those of a general creditor of the Company. Stock units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable stock units award agreement.

311,477 shares of Common Stock, or 50%, of the MIP Shares shall be in the form of stock units that will be granted on September 26, 2016, with a vesting schedule as set forth in the New Employment Agreements and the forms of award agreements for the MIP Shares under the 2016 Plan.

Performance Cash Awards. The Committee may grant cash awards contingent on the satisfaction of certain performance targets intended to satisfy the requirements of Section 162(m) of the Code. The Committee shall include as a condition for performance cash awards the requirement that the performance of the Company or a business unit of the Company for a specified period (not less than one (1) year) equal or exceed a target determined in advance by the Committee. The Committee will determine such performance metrics. If the award is intended to satisfy the requirements of Section 162(m) of the Code, such target will be based on one or more of the criteria set forth in the 2016 Plan. Any conditions to vesting or performance criteria may be waived in the event of a change in control of the Company, or the holder’s death or disability. If the requirements specified by the Committee are met, the award will be paid to the holder in cash. The form and timing of payment of performance cash awards shall satisfy the requirements of Section 409A of the Code in form and operation. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. A holder of an unpaid performance cash award shall have no rights other than those of a general creditor of the Company. Unpaid performance cash awards represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable performance cash award agreement.

Performance Goals

The Committee, in its discretion, may designate any restricted shares, stock units (other than stock units that are MIP Shares) or performance cash award granted under the 2016 Plan as a qualified performance-based award (as defined in the 2016 Plan) in order to make the taxable compensation amount of the award fully deductible without regard to the $1,000,000 compensation deduction limit imposed by Section 162(m) of the Code. If an award is so designated, the Committee must establish objectively determinable performance goals for the award which may be (i) described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its subsidiaries; (ii) made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies; and (iii) made relative to an index or one or more of the performance objectives. Such business criteria could include the following:

•	revenue (or any sub-component thereof)

•	revenue growth

•	operating costs

•	operating margin as a percentage of revenue

•	earnings before interest, taxes, depreciation, and amortization

•	earnings before income taxes

•	net operating profit after taxes

•	net income

•	net income as a percentage of revenue

•	free cash flow

•	earnings per share

•	net operating profit after taxes per share

•	free cash flow per share

•	return on net assets employed before interest and taxes

•	return on equity, investment, invested capital, net capital employed, assets, or net assets

•	total stockholder return or relative total stockholder return (as compared with one of the Company’s peer groups)

•	safety performance metrics, including relative to industry standards

•	strategic team goals

Section 162(m)

The 2016 Plan is also intended to enable us to structure certain awards so that they may be able to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. If our equity awards qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code, then we would generally be able to receive a federal income tax deduction for certain compensation paid to our chief executive officer and the other three most highly compensated executive officers (other than our chief financial officer) in excess of $1 million for any taxable year. While we believe it is in the best interests of the Company and our stockholders to have the ability to potentially grant “qualified performance-based compensation” under Section 162(m) of the Code, we may decide to grant compensation that will not qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code. Moreover, even if we intend to grant compensation that qualifies as “qualified performance-based compensation” for purposes of Section 162(m) of the Code, we cannot guarantee that such compensation will so qualify or ultimately will be deductible by us.

With respect to performance awards, in order to satisfy the “qualified performance-based compensation” exception to the deduction limitation of Section 162(m) of the Code, the vesting of the award must be contingent solely on the attainment of one or more performance goals determined by a committee of two or more outside directors. The award must also be granted pursuant to a shareholder approved plan containing (1) the material terms of the performance criteria pursuant to which the performance goals may be established, (2) the individuals eligible to receive awards under the plan, and (3) a specified limit on the number of shares or value a participant may receive within a certain time period or periods. Stockholder approval of the 2016 Plan by the Consenting Stockholders is intended to satisfy the shareholder approval requirements under Section 162(m) of the Code.

In particular, the 2016 Plan includes a list of performance measures upon which the Compensation Committee must condition a grant or vesting of a “qualified performance-based award” pursuant to the 2016 Plan, which measures are to be based on one or more of the performance targets set forth above.

Limitations on Grants

Subject to adjustment as described above, the maximum number of shares of Common Stock or amount of cash subject to each type of award that may be granted under the 2016 Plan in any calendar year to any one person is as follows:

Stock Options	100,000

Stock Appreciation Rights	100,000

Restricted Shares (that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, in the aggregate)	100,000

Stock Units (that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, in the aggregate)	100,000

Performance Cash Awards (that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, in the aggregate)	$1,200,000

We have submitted the 2016 Plan to the Consenting Stockholders for their approval, including the performance measures and individual grant limits under the 2016 Plan, as well as the individuals eligible to receive awards under the 2016 Plan, so that options granted under the 2016 Plan may qualify for treatment as incentive stock options, as well as to have the flexibility to potentially grant performance-based awards under the 2016 Plan that may be fully deductible for federal income tax purposes. The approval of the Consenting Stockholders of the 2016 Plan and the material terms for qualified performance-based compensation under the 2016 Plan will take effect on the twentieth (20th) day following the date this Information Statement is first sent or given to our stockholders. Assuming that all other Section 162(m) requirements are met, we may be able to obtain tax deductions with respect to awards issued under the 2016 Plan to our Section 162(m) executive officers without regard to the limitations of Section 162(m) through the 2021 annual meeting of stockholders (in other words, for five years).

Transferability of Awards

Awards made under the 2016 Plan will generally not be transferable, except in the event of the death of the participant or as otherwise determined by the Committee. However, the Committee may authorize all or a portion of any award (other than ISOs) to be granted on terms which permit transfer by the participant to the spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers or grandchildren of the participant and to certain trusts, partnerships or limited liability companies related to the participant. Following transfer, any such awards will continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.

Change in Control; Reorganizations

An award agreement may provide, or the Committee may amend an award agreement to provide, that, upon a change in control of the Company, the award will vest or become exercisable. A “change in control,” unless otherwise defined, includes any of the following events that occurs after the closing date:

•

a change in the composition of the Board of Directors such that a majority of the Board of Directors consists of individuals other than directors (i) serving on the Board of Directors as of the effective date of the 2016 Plan, or (ii) nominated or appointed to the Board of Directors by at least 50% of those directors or directors who become incumbents by virtue of such a nomination or appointment, whom we sometimes refer to as “incumbent directors”;

•

a reorganization, merger, consolidation, share exchange or other business combination involving the Company or any of its subsidiaries, or a disposition of substantially all of the Company’s assets, or the Company’s acquisition of the assets or stock of another entity, except where the Company’s beneficial holders prior to such transaction hold at least 50% of the combined voting power of the surviving entity, no person or group becomes a beneficial owner of 50% or more of the surviving company’s common stock or voting power, and incumbent directors continue to constitute a majority of our Board of Directors;

•

at least 50% of our Common Stock has been acquired by one person or persons acting as a group; provided, however, that stock acquisition would not result in a change in control if it would not have been made a change in control under business combination as defined in the 2016 Plan; or

•	the Company is liquidating or selling all or substantially all of its assets.

If the Company becomes a party to a merger or consolidation, all outstanding awards shall be subject to the agreement of merger or consolidation. The agreement of merger or consolidation may provide for one or more of the following with respect to all awards outstanding under the 2016 Plan:

•	the continuation of such outstanding awards (if the Company is the surviving corporation);

•

the assumption of such outstanding awards by the surviving corporation or its parent, provided that the assumption of stock options or stock appreciation rights shall comply with Section 424(a) of the Code;

•

the substitution by the surviving corporation or its parent of new awards for such outstanding awards, provided that the substitution of stock options or stock appreciation rights shall comply with Section 424(a) of the Code;

•

full exercisability of outstanding stock options and stock appreciation rights and full vesting of the Common Stock subject to such stock options and stock appreciation rights, followed by their cancellation immediately prior to the closing of the merger;

•

the cancellation of outstanding stock options and stock appreciation rights and a payment to the optionees equal to the excess of (i) the fair market value of the Common Stock subject to such stock options and stock appreciation rights as of the closing date of such merger or consolidation over (ii) their exercise price;

•

the cancellation of outstanding stock units and a payment to the holders equal to the fair market value of the Common Stock subject to such stock units as of the closing date of such merger or consolidation; or

•	full vesting of the Common Stock subject to restricted share awards.

The foregoing, as well as the provisions of any award agreement providing for exercisability, transfer or accelerated vesting of any stock option, stock appreciation right, restricted shares or stock unit shall be inapplicable to an award granted within six (6) months before the occurrence of any other change in control, if the holder is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is available.

Stock-Based Awards in Substitution for Options or Awards Granted by Other Company

Awards may be granted under the 2016 Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of the 2016 Plan, and may account for shares of Common Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

If the company acquired by or merged with the Company or any subsidiary has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant may be used for awards made after such acquisition or merger under the 2016 Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any subsidiary prior to such acquisition or merger.

Any shares of Common Stock issued pursuant to the two paragraphs above will not reduce the shares of Common Stock available for issuance or transfer under the 2016 Plan or count towards the limits, including the aggregate plan limit of the 2016 Plan.

Awards Under Other Plans

The Company may grant awards under other plans or programs which may be settled in the form of shares of Common Stock issued under the 2016 Plan. Those shares will be treated as shares of Common Stock issued in settlement of stock units under the 2016 Plan and will reduce the maximum number of shares available under the 2016 Plan.

Amendment and Termination

Our Board of Directors may, at any time, amend or terminate the 2016 Plan without stockholder approval unless, in the case of an amendment, (i) the amendment materially increase the benefits accruing to participants under the 2016 Plan, (ii) the amendment would materially increase the number of securities issuable under the 2016 Plan, (iii) the amendment would materially modify the requirements for participation in the 2016 Plan, or (iv) applicable law or stock exchange rules would otherwise require stockholder approval. Subject to adjustment as described in the 2016 Plan, no amendment or termination may affect the rights of any participant under any award previously granted under the 2016 Plan without the participant’s consent. All outstanding awards will terminate immediately before our dissolution or liquidation.

Except in connection with a corporate transaction or event described under the 2016 Plan, the terms of outstanding awards may not be amended without shareholder approval to affect outstanding options or stock appreciation rights in a way that reduces their exercise price or cancels them in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights. Repricing of “underwater” options and stock appreciation rights is not allowed.

If permitted by Section 409A and Section 162(m) of the Code, but subject to the terms described in the 2016 Plan, the Committee may in the events of termination of employment by reason of death, disability or retirement, or in the case of unforeseeable emergency or other special circumstances or in the event of a change in control accelerate the time of exercise or the time of which risk of forfeiture or prohibition or restriction on transfer would lapse or end or may waive any other limitation or requirement for any not immediately exercisable awards other than for qualified performance-based awards where such actions could lead to the loss of exemption under Section 162(m) of the Code. The Committee may prospectively or retroactively amend the terms of any award except where such action would lead to loss of exemption under Section 162(m) (other than in connection with the participant’s death, disability or change in control).

The terms of the agreements regarding MIP Shares can only be amended with the consent of the relevant employee.

Certain Federal Income Tax Consequences

Tax Consequences to Participants

The following is a brief summary of certain United States federal income tax consequences relating to awards under the 2016 Plan. This summary is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), state, local, foreign, or other tax consequences. The tax information summarized is not tax advice.

Nonqualified Stock Options. In general, (i) no income will be recognized by an optionee at the time an NSO is granted; (ii) at the time of exercise of an NSO, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares of Common Stock and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares of Common Stock acquired pursuant to the exercise of an NSO, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income will be recognized by an optionee upon the grant of an ISO. In general, no income will be recognized upon the exercise of an ISO. However, the difference between the option price paid and the fair market value of the shares at exercise may constitute a preference item for the alternative minimum tax. If shares of Common Stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two (2) years after the date of the grant or within one (1) year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of Common Stock acquired upon the timely exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock or other property received on the exercise.

Restricted Shares. The recipient of restricted shares of Common Stock generally will not be subject to tax until the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the “Restrictions”). At such time the recipient will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain (or loss) depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Stock Units. Generally, no income will be recognized upon the award of stock units. The recipient of a stock unit award generally will be subject to tax at ordinary income rates on any cash received and the fair market value of any unrestricted shares of Common Stock or other property on the date that such amounts are transferred to the participant under the award (reduced by any amount paid by the participant for such stock units). Stock units that are granted in one year and payable in a later year generally are subject to Section 409A of the Code. Awards subject to Section 409A may be subject to earlier taxation and additional taxes and penalties. The Company intends that any awards of stock units under the 2016 Plan will be structured to satisfy the short-term deferral exemption under Section 409A or otherwise meet the requirements of Section 409A in order to avoid early taxation and penalties to the recipient.

Performance Cash Awards. Generally, no income will be recognized in connection with a performance cash award until it vests. The recipient of a performance cash award generally will be subject to tax at ordinary income rates on any cash received. Performance cash awards that are granted in one year and payable in a later year generally are subject to Section 409A of the Code. Awards subject to Section 409A may be subject to earlier taxation and additional taxes and penalties. The Company intends that any awards of performance cash under the 2016 Plan will be structured to satisfy the short-term deferral exemption under Section 409A or otherwise meet the requirements of Section 409A in order to avoid early taxation and penalties to the recipient.

The Company’s Tax Consequences

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, (ii) is an ordinary and necessary business expense, (iii) is not an “excess parachute payment” within the meaning of Section 280G of the Code, (iv) is properly reported to the IRS and (v) is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code. The Section 162(m) deduction limit applies to compensation paid to the Company’s chief executive officer and its three other most highly compensated officers (other than its chief financial officer) in a given year. The limit does not apply to certain types of performance-based compensation if certain conditions are met. These conditions include stockholder approval of the 2016 Plan under which the compensation is paid and, for awards other than stock options and stock appreciation rights, the establishment of performance criteria that must be satisfied in order for the award to vest. The 2016 Plan is designed to allow awards made under the 2016 Plan to potentially qualify as “qualified performance-based compensation” under Section 162(m) of the Code, which will allow the Committee, in its discretion, to grant awards that may qualify for treatment as performance-based compensation not subject to the deduction limit.

Our general philosophy is to qualify future compensation for tax deductibility under Section 162(m) of the Code, wherever appropriate, recognizing that, under certain circumstances, the limitations may be exceeded. Qualification is sought to the extent practicable and only to the extent that it is consistent with our overall compensation objectives.

Clawback Provisions.

Any award that is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Tax Withholding

The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld on any exercise, lapse of restriction or other taxable event arising as a result of the 2016 Plan. The Committee may permit a holder of an award to satisfy all or part of such withholding obligations by having the Company withhold all or a portion of any shares of Common Stock that would otherwise have been issued to the holder or by surrendering shares previously acquired.

Effective Date and Termination

The 2016 Plan has been approved by the Company’s Board of Directors and the Consenting Stockholders and will take effect on the twentieth (20th) day following the date on which this Information Statement is first sent or given to our stockholders. No grant of stock options will be made under the 2016 Plan after the date that is 10 years after the date on which the approval by our stockholders is effective. All awards granted prior to termination of the 2016 Plan will continue in effect thereafter subject to the terms of the applicable award agreement and the terms of the 2016 Plan.

We will not be required to issue any fractional common shares under the 2016 Plan, but the Committee can either eliminate fractional common shares for no payment or settle fractional common shares in cash.

New Plan Benefits

The following table sets forth the number of stock options and stock units that will be granted in accordance with the terms of the 2016 Plan on September 26, 2016 to the individuals and groups set forth below.

Name	Current Position	Number of Stock Options	Number of Stock Units	Total Number of Stock Options and Units
Jeff Hastings	Chief Executive Officer and Chairman of the Board	88,252	88,252	176,504
Brian Beatty	Chief Operating Officer	88,252	88,252	176,504
Brent Whiteley	Chief Financial Officer, General Counsel and Secretary	70,082	70,082	140,164
All Current Executive Officers as a Group		311,477	311,477	622,954

Other than as set forth above, it is not presently possible to determine the benefits or amounts that will be received by the Company’s named executive officers or its other employees pursuant to the 2016 Plan in the future, nor is it possible to determine the dollar value of the awards.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of securities under the 2016 Plan with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2016 Plan by the Consenting Stockholders have taken effect.

Executive Compensation

Overview of Executive Compensation

We seek to provide total compensation packages that are competitive in terms of potential value to our executives, and which are tailored to our unique characteristics and needs within our industry in order to create an executive compensation program that will adequately reward our executives for their roles in creating value for our stockholders. We intend to be competitive with other similarly situated companies in our industry.

The compensation decisions regarding our executives are based on our need to attract individuals with the skills necessary for us to achieve our business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above our expectations.

Our executives’ compensation has three primary components — salary, cash incentive bonus and stock-based awards. We view the three components of executive compensation as related but distinct. Although our Compensation Committee reviews total compensation, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, individual performance and other information deemed relevant and timely. The Compensation Committee is in the process of developing policies for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, and among different forms of compensation.

In addition to the guidance provided by our Compensation Committee, we may utilize the services of third parties from time to time in connection with the hiring and compensation awarded to executive employees. This could include subscriptions to executive compensation surveys and other databases.

Our Compensation Committee is charged with performing an annual review of our executive officers’ cash compensation and equity holdings to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies.

On July 26, 2016, in connection with our recently consummated comprehensive restructuring transactions, we effected a 135-to-1 reverse stock split, pursuant to which every 135 shares of issued and outstanding Common Stock was automatically converted into one (1) share of Common Stock, with fractional shares cashed out based on the closing price per share on the effective date of the reverse stock split. Any references to numbers of shares issued or reserved prior to the reverse stock split in this section entitled “Executive Compensation” are presented on a pre-split basis.

Summary Compensation Table

The following table provides summary information concerning the compensation of our Principal Executive Officer and the two other most-highly compensated executive officers (“Named Executive Officers”) for the years ended December 31, 2015 and 2014:

Name and Principal Position During Period Presented	Year	Salary ($)	Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan ($)		All Other Compensation ($)		Total ($)
Jeff Hastings	2015	591,948	—	(1)	—	(1)	733,880	(4)	57,711	(10)	1,383,539
Executive Chairman	2014	563,760	128,177	(2)	115,011	(3)	845,641	(5)	62,761	(10)	1,715,350

Brian Beatty	2015	591,948	—	(1)	—	(1)	733,880	(6)	47,510	(11)	1,373,338
President and CEO	2014	563,760	128,177	(2)	115,011	(3)	845,641	(7)	50,234	(12)	1,702,823

Brent Whiteley	2015	399,475	—	(1)	—	(1)	385,700	(8)	49,606	(13)	834,781
CFO, General Counsel and Secretary	2014	380,452	64,875	(2)	58,211	(3)	445,584	(9)	65,697	(14)	1,014,819

(1)	There were no restricted stock or stock option awards for 2015 performance.

(2)

Reflects the grant date fair value of restricted stock unit awards for each named executive officer computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.

(3)

Reflects the grant date fair value of incentive stock option awards for each named executive officer computed in accordance with FASB ASC Topic 718. For 2014, the assumptions underlying the valuation of the stock options under the Black-Scholes options pricing model are as follows: expected life of 5.5 years; volatility of 52.3%; a risk-free interest rate of 1.8%; and no dividend yield.

(4)	Mr. Hastings earned $733,880 under the 2013 Long-Term Incentive Plan for 2015 performance, which will be paid at a future date after sufficient improvement occurs in our liquidity.
(5)	Mr. Hastings earned $845,641 under the 2013 Long-Term Incentive Plan, of which $295,846 for 2014 performance was paid in July 2014 and $549,795 for 2014 performance was paid in April 2015.
(6)	Mr. Beatty earned $733,880 under the 2013 Long-Term Incentive Plan for 2015 performance, which will be paid at a future date after sufficient improvement occurs in our liquidity.
(7)	Mr. Beatty earned $845,641 under the 2013 Long-Term Incentive Plan, of which $295,846 for 2014 performance was paid in July 2014 and $549,795 for 2014 performance was paid in April 2015.
(8)	Mr. Whiteley earned $385,700 under the 2013 Long-Term Incentive Plan for 2015 performance, which will be paid at a future date after sufficient improvement occurs in our liquidity.
(9)	Mr. Whiteley earned $445,584 under the 2013 Long-Term Incentive Plan, of which $140,664 for 2014 performance was paid in July 2014 and $304,920 for 2014 performance was paid in April 2015.
(10)	Represents Mr. Hastings’ $2,750/month automobile allowance and the payment of the premiums on his health and life insurance policies.
(11)

Represents Mr. Beatty’s $2,750/month automobile allowance, a Canadian retirement registered savings plan company match of $9,724, and the payment of the premiums on his health and life insurance policies.

(12)

Represents Mr. Beatty’s $2,750/month automobile allowance, a Canadian retirement registered savings plan company match of $11,063, and the payment of the premiums on his health and life insurance policies.

(13)	Represents Mr. Whiteley’s $1,750/month automobile allowance, a 401(k) plan company match of $3,895, and the payment of the premiums on his health and life insurance policies.
(14)	Represents Mr. Whiteley’s $1,750/month automobile allowance, a 401(k) plan company match of $10,400, and the payment of the premiums on his health and life insurance policies.

Initial Employment Agreements

Effective June 24, 2013, we entered into employment agreements with each of our Named Executive Officers, with the following titles under the 2013 agreements: Jeff Hastings, Executive Chairman; Brian Beatty, President and Chief Executive Officer; and Brent Whiteley, Chief Financial Officer, General Counsel, and Secretary (collectively, the “Initial Employment Agreements”). On August 3, 2016, the Initial Employment Agreements were amended and restated as described below. Each Initial Employment Agreement was for a term of three (3) years, subject to earlier termination in certain circumstances, with an automatic renewal for one (1) year terms unless notice to terminate is provided at least 90 days prior to the expiration of such term.

The Initial Employment Agreements provided for initial base salaries as follows: Jeff Hastings ($489,000); Brian Beatty ($489,000); and Brent Whiteley ($330,000). The executives were guaranteed a five percent annual salary increase and as much as a 15% salary increase if certain criteria are met. On August 13, 2013, in accordance with the Initial Employment Agreements, our Compensation Committee confirmed that the criteria set forth in the Initial Employment Agreements had been met and determined to increase the base salaries of Messrs. Hastings, Beatty and Whiteley by 10%. The Initial Employment Agreements provided for participation in our 2013 Long-Term Incentive Plan with an annual cash performance bonus of at least 50% and as much as 150%, for Messrs. Hastings and Beatty, and at least 40% and as much as 120%, for Mr. Whiteley, of twelve times such executive’s highest paid monthly base salary within the calendar year. In addition, the executives each received a monthly automobile allowance.

The Initial Employment Agreements provided that, in the event of a termination of an executive’s employment by us without cause (as defined in the Initial Employment Agreements) or termination by executive for good reason (as defined in the Initial Employment Agreements) or if, within six months of a change of control (as defined in the Initial Employment Agreements), the executive resigned or we did not renew his employment agreement upon its expiration, upon the execution of a full and final release in favor of us, we would pay him the following no later than 52 days after his termination (or, if in connection with a change of control, no later than six months after his termination): (i) all accrued but unpaid base salary and vacation; (ii) a prorated portion of any bonus for the year the executive was terminated; (iii) a payment equal to the previous two years’ bonuses; (iv) a severance amount equal to 24 months of base salary; and (v) reimbursement of premiums associated with continuation of coverage through COBRA for a period of up to 18 months. Additionally, upon the above listed termination events there would be immediate vesting of all restricted stock awards under certain equity incentive plans that had not already vested.

The Initial Employment Agreements restricted our executives from disclosing confidential information we use to compete in the marketplace for any purpose other than to advance our interests. At our option, in our sole discretion, upon payment to an executive of an amount equal to twelve months of his base salary plus 100% of his possible bonus, for one year following his termination, the executive may not directly or indirectly solicit or accept business from any of our customers (as defined in the employment agreement), or solicit or induce any employee to leave us.

Amended and Restated Employment Agreements

On August 3, 2016, the Company entered into amended and restated employment agreements with Jeff Hastings, who was appointed Chief Executive Officer and Chairman of the Board of Directors; Brian Beatty, who was appointed Chief Operating Officer; and Brent Whiteley who will continue to serve as Chief Financial Officer, General Counsel and Secretary (collectively, the “Amended and Restated Employment Agreements”). Each Amended and Restated Employment Agreement will be for a term of three (3) years, subject to earlier termination in certain circumstances, with subsequent automatic annual renewals for one (1) year terms unless notice to terminate is provided at least 90 days prior to the expiration of any such term.

The Amended and Restated Employment Agreements provide for initial base salaries as follows: Mr. Hastings ($664,198), Mr. Beatty ($664,198), and Mr. Whiteley ($448,231). Commencing with the Company’s 2017 fiscal year, each executive’s base salary may be increased annually (but not decreased without such executive’s written consent) in the discretion of the Board of Directors. The Amended and Restated Employment Agreements provide for participation in the Company’s management incentive programs or arrangements, including (i) an annual cash performance bonus, of which up to 50% may be paid in shares of Common Stock at the option of the Compensation Committee, of (1) at least 50% and as much as 150% (with a guaranteed 50%) for Messrs. Hastings and Beatty; and (2) at least 40% and as much as 120% (with a guaranteed 40%) for Mr. Whiteley, in each case, if certain executive goals are achieved, applied to twelve (12) times such executive’s highest paid monthly base salary within the applicable calendar year, and (ii) equity compensation to be granted in connection with the adoption of the 2016 Plan, including proposed grants on September 26, 2016 (the “MIP Awards”) of stock units entitling the recipient to receive shares of Common Stock upon vesting (88,252 shares for Mr. Hastings, 88,252 shares for Mr. Beatty, and 70,082 shares for Mr. Whiteley), and stock options (88,252 for Mr. Hastings, 88,252 for Mr. Beatty, and 70,082 for Mr. Whiteley) at exercise prices determined based on volume-weighted average prices (as described under the Amended and Restated Employment Agreements, the 2016 Plan and the award agreements for such stock units and options) and during the periods specified therein.

The Amended and Restated Employment Agreements provide that, in the event of a termination of an executive’s employment by the Company without cause (as defined in the Amended and Restated Employment Agreements) or by the executive for good reason (as defined in the Amended and Restated Employment Agreements) or, within six (6) months of a change of control (as defined in the Amended and Restated Employment Agreements), should the Company not renew or replace the Amended and Restated Employment Agreement with an agreement containing substantially the same or better terms, if the executive elects to terminate his employment with the Company, upon execution of a full and final release in favor of the Company, the Company will pay the executive no later than 52 days after his termination (or, if in connection with a change of control, no later than six (6) months after his termination): (i) all accrued but unpaid base salary and vacation, (ii) a prorated portion of any bonus for the year such executive was terminated, (iii) a payment equal to the previous two (2) years’ bonuses, (iv) a severance amount equal to 24 months of base salary, and (v) reimbursement of premiums associated with continuation of coverage through COBRA for a period of up to 18 months, and, in addition, (x) all of such executive’s unvested equity awards under the 2016 Plan and any other incentive plan of the Company will become immediately vested, and (y) all of such executive’s unvested equity awards under the 2016 Plan and any other incentive plan of the Company also will become immediately vested in the event of termination of an executive’s employment due to his death or permanent disability (as defined in the Amended and Restated Employment Agreements).

The Amended and Restated Employment Agreements provide that, in the event of a termination of an executive’s employment by the Company other than for cause (as defined in the Amended and Restated Employment Agreements) or due to his death or disability, all unvested portions of the executive’s MIP Awards shall become fully vested upon such termination. Notwithstanding any provisions in the Amended and Restated Employment Agreements, the 2016 Plan or any award agreement evidencing the MIP Awards, if the executive terminates his employment for any reason other than good reason prior to the first anniversary of the Company’s recently consummated comprehensive restructuring transactions, any MIP Awards (whether vested or unvested) will be automatically forfeited, and the executive will be required to return and/or repay any shares or cash proceeds received in respect of such MIP Awards.

Under the Amended and Restated Employment Agreement for each of the executives, as well as under the Initial Employment Agreements, each such executive waived the termination by a change of control provision, and the corresponding provisions of his prior employment agreement, and any right to claim any such compensation and benefits in connection with our recently consummated comprehensive restructuring transactions.

The Amended and Restated Employment Agreements, as more fully provided in nondisclosure agreements between the Company and each executive, restrict the executives from using or disclosing confidential information for any purposes other than advancing the Company’s interests. Under the Amended and Restated Employment Agreements, during their terms and for one (1) year following termination thereof, the executives will not directly or indirectly solicit or accept business from any of the Company’s customers (as defined in the Amended and Restated Employment Agreements), or solicit or induce any employee to leave the Company. At the option of the Company, in its sole discretion, on the date of termination of an executive’s employment, the Company may elect, upon payment to such executive of an amount equal to twelve (12) months of his base salary plus a certain percentage of his possible bonus (100% in the case of Messrs. Hastings and Beatty; 75% in the case of Mr. Whiteley) to extend for one (1) additional year following his termination with the Company the requirements that the executive will not directly or indirectly solicit or accept business from any of the Company customers (as defined in the Amended and Restated Employment Agreements), or solicit or induce any employee to leave the Company.

Other Employment Benefits

Our executives also participate in our other benefit plans on the same terms as our other employees. These plans include medical, dental and life insurance and retirement savings plans. Included in such plans are a 401(k) Plan we offer to all eligible employees of our U.S. operations. Through May 31, 2015, we matched each employee’s contributions up to a maximum of four percent of the employee’s base salary. Beginning June 1, 2015, our matching contribution was suspended indefinitely due to continuing weakened demand in the oil and natural gas industry.

Stock Awards

2013 Long-Term Incentive Plan

In connection with our previous merger with Trio Merger Corp., our stockholders approved our 2013 Long-Term Incentive Plan (the “2013 Plan), which has subsequently been terminated, in connection with our recently consummated comprehensive restructuring transactions. The 2013 Plan reserved up to 792,513 shares of our Common Stock for issuance in accordance with the 2013 Plan’s terms, including a maximum of up to 396,256 shares that were reserved for issuance pursuant to awards of restricted stock. The purpose of the 2013 Plan was to provide our employees who, by their position, ability and diligence are able to make important contributions to our growth and profitability, with an incentive to assist us in achieving our long-term corporate objectives, to attract and retain executive officers and other employees of outstanding competence and to provide such persons with an opportunity to acquire an equity interest in us. Our employees and employees of our subsidiaries were eligible to participate in the 2013 Plan. The 2013 Plan provided for the award of stock options, stock appreciation rights, restricted stock, stock units and performance cash awards.

Performance cash awards under the 2013 Plan were determined primarily on the achievement of financial and operational performance metrics. In July 2014, we successfully issued long-term financing in the form of 10% senior secured notes due in July 2019. As a result of this achievement, Messrs. Hastings, Beatty and Whiteley were awarded an interim 2014 performance payment equal to approximately 50% of annual base salary compensation. The 2014 annual performance payment based on achievement of financial and operational performance metrics was awarded to Messrs. Hastings, Beatty and Whiteley in March 2015. The 2015 annual performance payment based on achievement of financial and operational performance metrics was awarded to Messrs. Hastings, Beatty and Whiteley in March 2016.

The Compensation Committee determined that the maximum potential share-based compensation awards under the 2013 Plan would be based 45% on financial performance and 55% on an unconditional grant. Messrs. Hastings and Beatty were eligible to earn restricted stock and stock option awards of up to 100% of base salary compensation and Mr. Whiteley was eligible to earn restricted stock and stock option awards of up to 75% of base salary compensation.

On June 18, 2015, our Board of Directors, upon the recommendation of the Compensation Committee, made restricted stock unit and incentive stock option grants under the 2013 Plan to our executive officers as part of across-the-board awards to employees based on our 2014 performance and the respective employee’s compensation plan. Since the 2014 financial performance objectives were not achieved, only the unconditional grant was awarded. The unconditional grant was allocated equally to restricted stock units and incentive stock options based upon our Common Stock closing price on January 2, 2015 of $4.12 and incentive stock options valued using the Black-Scholes options pricing model. The January 2, 2015 closing stock price represented the timing of initial discussions by the Compensation Committee of potential 2013 Plan awards. The grants were effective June 29, 2015 and vest one-third on the date which is 90 days after the issuance and one-third each on the first and second anniversaries of the grant. The incentive stock options were granted with an exercise price of $4.12 and expire upon the earlier of termination of employment or ten years after the grant date.

In connection with our recently consummated comprehensive restructuring transactions, the 2013 Plan was terminated and all outstanding awards thereunder were immediately vested and converted into shares of our Common Stock.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about the holdings of stock options and restricted stock units by our named executive officers at December 31, 2015:

	Option Awards(1)				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Jeff Hastings	25,776	51,551	$4.12	6/29/2025	25,132	$51,018
Brian Beatty	25,776	51,551	$4.12	6/29/2025	25,132	$51,018
Brent Whiteley	13,046	26,092	$4.12	6/29/2025	12,720	$25,822

(1)

In connection with our recently consummated comprehensive restructuring transactions, the 2013 Plan was terminated and all outstanding awards thereunder were immediately vested and converted into shares of our Common Stock.

Director Compensation

On July 26, 2016, in connection with our recently consummated comprehensive restructuring transactions, we effected a 135-to-1 reverse stock split, pursuant to which every 135 shares of issued and outstanding Common Stock was automatically converted into one (1) share of Common Stock, with fractional shares cashed out based on the closing price per share on the effective date of the reverse stock split. Any references to numbers of shares issued or reserved prior to the reverse stock split in this section entitled “Director Compensation” are presented on a pre-split basis.

General

In 2015, each non-employee director received $25,000 annually in cash for Board service, payable quarterly in advance. In addition, each independent director serving on a committee received $50,000 annually in cash for committee service, and the Chairman of our Audit Committee received an additional $20,000 annually in cash, in each case payable quarterly in advance. On December 1, 2015, our Board approved grants of restricted stock under the 2013 Non-Employee Director Share Incentive Plan (“Non-Employee Director Plan”) to our non-employee directors serving on a committee of our Board. Each non-employee director was granted the number of shares equal to $50,000 divided by the average of the last sale prices of our Common Stock for five consecutive trading days ending two days before issuance. Messrs. Dalton, Monahan, Rosenfeld and Sgro each received 20,920 shares of our Common Stock pursuant to those awards, and the shares vested upon issuance.

The following table summarizes the compensation earned by our non-employee directors in 2015:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Gary Dalton	75,000	49,999	—	124,999
Gregory R. Monahan	75,000	49,999	—	124,999
Eric S. Rosenfeld	75,000	49,999	—	124,999
David D. Sgro	95,000	49,999	—	144,999

(1)

Each of Messrs. Monahan, Rosenfeld and Sgro resigned from the Board of Directors, effective as of July 27, 2016. Jeff Hastings, Brian Beatty and Brent Whiteley (Mr. Whiteley resigned from the Board of Directors, effective as of July 27, 2016) are not included in this table because they were our employees during 2015, and received no compensation for their services as members of our Board. The compensation received by Messrs. Hastings, Beatty and Whiteley as employees during 2015 is shown in the section entitled “Executive Compensation — Summary Compensation Table” above.

(2)

All of the amounts shown above represent the value as of December 1, 2015, the date of grant, of Common Stock granted under the Non-Employee Director Plan to our non-employee directors serving on a committee of the Board, as described above.

On August 3, 2016, the Board of Directors approved changes to the compensation of non-employee directors, as described below.

Each independent director serving on a committee will be entitled to receive $75,000 annually in cash for committee service, the Chairman of the Audit Committee will be entitled to receive an additional $20,000 annually in cash, and the Chairman of the Compensation Committee will be entitled to receive an additional $5,000 annually in cash in each case payable quarterly in advance.

In addition, subject to the approval by the Board of Directors and stockholders of the Company of any new or revised non-employee director share incentive plan required to effect these changes, each non-employee director will be entitled to be paid annually on December 1 compensation in the form of a grant of a number of shares of Common Stock equal to $50,000 divided by the average of the last sale prices of Common Stock for three (3) consecutive trading days after the third quarter earnings release date, which shall be vested upon issuance, and each director may make an election by the annual meeting date each year to receive the cash compensation described above in the equivalent value in stock. If so elected, the number of shares granted will be based on the cash compensation amount owed for the quarter divided by the average of the last sale prices for the three consecutive trading days after the earnings release date for each quarter. The directors designated for nomination to the Board of Directors by an affiliate may make an election by the annual meeting date each year to receive the stock compensation described above in all cash rather than stock.

Non-Employee Director Plan

The Non-Employee Director Plan is administered by the full Board of Directors. The Non-Employee Director Plan provides for discretionary grants of awards of Common Stock to our independent non-employee directors, as determined by our Board of Directors from time to time. The awards may take the form of unrestricted or restricted shares of our Common Stock or options to purchase shares of our Common Stock. We had reserved 400,000 shares of our Common Stock for issuance under the Non-Employee Director Plan, of which a total of 161,700 shares had been awarded as of April 20, 2016. Subject to the approval by the Board of Directors and stockholders of the Company, the Company intends to adopt a new or revised non-employee director share incentive plan to replace the existing Non-Employee Director Plan.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Our officers will be eligible to receive awards and grants under the 2016 Plan, and certain members of our senior management are expected to receive the MIP Shares on September 26, 2016, on the terms and subject to the conditions set forth in the 2016 Plan.

Other than as described above, and except in their capacity as stockholders (which interest does not differ from that of the other holders of Common Stock), none of our officers, directors, or any of their respective affiliates or associates has any interest in the 2016 Plan.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, we and the services that we employ to deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of this Information Statement. Upon written or oral request, we will deliver a separate copy of the Information Statement to any stockholder at a shared address to which a single copy of the Information Statement was delivered and who wishes to receive a separate copy of the Information Statement. Stockholders receiving multiple copies of the Information Statement may likewise request that we deliver single copies of such documents in the future. Stockholders may notify us of their requests by calling or writing us at:

SAExploration Holdings, Inc.

1160 Dairy Ashford Rd., Suite 160

Houston, Texas 77079

Attention: Investor Relations

Telephone: (281) 258-4409

Email: rabney@saexploration.com

STOCK OWNERSHIP

The following table sets forth information as of July 28, 2016, regarding the beneficial ownership of our Common Stock by:

•	each person known to be the beneficial owner of more than five percent of our outstanding shares of Common Stock;

•	each of our Directors and our Named Executive Officers; and

•	all current Executive Officers and Directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

	Beneficial Ownership as of July 28, 2016(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Beneficial Ownership
Directors and Executive Officers:
Jeff Hastings(3)	168,019	(4)	1.8%
Brian Beatty(3)	9,062	(5)	*
Brent Whiteley	2,227		*
Mike Scott(3)	382		*
Darin Silvernagle(3)	289		*
Ryan Abney	61		*
Trish Gerber	29		*
Mel Cooper(6)	—		—
Michael Kass(7)	—		—
Jake Mercer(8)	—		—
Gary Dalton	299		*
All directors and executive officers as a group (11 persons)	180,368		1.93%

Five Percent Holders:
Whitebox Advisors LLC(9)	2,609,039		27.9%
BlueMountain Capital Management, LLC(10)	2,409,106		25.8%
FMR LLC(11)	806,405		8.63%
Aristides Capital LLC(12)	728,280		7.8%
Morgan Stanley Investment Management(13)	506,833		5.42%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of the individuals is 1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079.
(2)	The percentage of beneficial ownership is calculated based on 9,344,288 shares of common stock outstanding as of July 28, 2016.
(3)	The business address of this individual is 3333 8th Street SE, 3rd Floor, Calgary Alberta, T2G 3A4.

(4)

Includes (i) 830 shares held directly by Jeff Hastings, (ii) 24,221 shares held indirectly through CLCH, LLC (“CLCH”), and (iii) 142,968 shares held indirectly through Speculative Seismic Investments, LLC (“SSI”). CLCH and SSI are both controlled by Mr. Hastings. The business address for CLCH is 4721 Golden Spring Circle, Anchorage, Alaska 99507. The business address for SSI is 11 Crestwood Dr., Houston, TX 77007.

(5)

Includes (i) 197 shares directly owned by Mr. Beatty and (ii) 8,865 shares directly owned by Seismic Holdings. Seismic Holdings is controlled by Mr. Beatty and his wife, Sheri L. Beatty. The business address for Seismic Holdings is 59 Westpoint Court SW, Calgary, AB, T3H 4M7.

(6)	The business address of the reporting person is 603 Shiloh Rd., Bastrop, TX 78602.
(7)	The business address of the reporting person is 280 Park Avenue, 12th Floor, New York, NY 10017.
(8)	The business address of the reporting person is 3033 Excelsior Blvd., Suite 300, Minneapolis, MN 55416.
(9)

The business address of the reporting person is 3033 Excelsior Blvd., Suite 300, Minneapolis, MN 55416. The foregoing information was derived from a Schedule 13D/A filed on August 8, 2016, in which the reporting person identifies itself as having shared voting and dispositive power over 2,609,039 shares of Common Stock. The Schedule 13D/A further indicated that Whitebox General Partner LLC has shared voting and dispositive power over 2,609,039 shares of Common Stock, Whitebox Multi-Strategy Partners, LP has shared voting and dispositive power over 1,582,394 shares of Common Stock, Whitebox Credit Partners, LP has shared voting and dispositive power over 510,492 shares of Common Stock, and WBox 2015-7 Ltd. has shared voting and dispositive power over 1,026,461 shares of Common Stock.

(10)

The business address of the reporting person is 280 Park Avenue, 12th Floor, New York, NY 10017. The foregoing information was derived from a Schedule 13D filed on August 8, 2016, in which the reporting person identifies itself as having shared voting and dispositive power over 2,409,106 shares of common Stock. The Schedule 13D further indicated that BlueMountain GP Holdings, LLC has shared voting and dispositive power over 1,976,336 shares of Common Stock, Blue Mountain CA Master Fund GP, Ltd. and Blue Mountain Credit Alternatives Master Fund L.P. have shared voting and dispositive power over 1,674,107 shares of Common Stock, BlueMountain Long/Short Credit GP, LLC and BlueMountain Guadalupe Peak Fund L.P. have shared voting and dispositive power over 80,647 shares of Common Stock, BlueMountain Kicking Horse Fund GP, LLC and BlueMountain Kicking Horse Fund L.P. have shared voting and dispositive power over 61,411 shares of Common Stock, BlueMountain Timberline Ltd. has shared voting and dispositive power over 59,405 shares of Common Stock, BlueMountain Summit Opportunities GP II, LLC and BlueMountain Summit Trading L.P. have shared voting and dispositive power over 160,171 shares of Common Stock, and BlueMountain Montenvers GP S.a.r.l. and BlueMountain Montenvers Master Fund SCA SICAV-SIF have shared voting and dispositive power over 373,365 shares of Common Stock.

(11)

The business address of the reporting person is 245 Summer Street, Boston, MA 02210. The reporting person filed a Schedule 13G/A on August 10, 2016, which indicated that the reporting person no longer holds any shares of Common Stock.

(12)

The business address of the reporting person is 25 S. Huron St., Suite 2A, Toledo, OH 43604. The foregoing information was derived from a Schedule 13G filed on August 5, 2016, in which the reporting person identifies itself as having sole voting and dispositive power over 728,280 shares of Common Stock. The Schedule 13G further indicated that Christopher M. Brown has sole voting and dispositive power over 728,280 shares of Common Stock, Aristides Fund QP, LP has sole voting and dispositive power over 127,478 shares of Common Stock, and Aristides Fund LP has sole voting and dispositive power over 600,802 shares of Common Stock.

(13)	The business address of the reporting person is 440 S. LaSalle Street, 39th Floor, Chicago, IL 60605.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains “forward-looking statements” within the meaning of the U.S. federal securities laws, with respect to our financial condition, results of operations, cash flows and business, and our expectations or beliefs concerning future events. These forward-looking statements can generally be identified by phrases such as “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook” or other similar words or phrases. There are inherent risks and uncertainties in any forward-looking statements. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or otherwise. Some of the important factors that could cause actual results to differ materially from our expectations are discussed below. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

You should refer to our periodic and current reports filed with the SEC and the risk factors from our Annual Report on Form 10-K for the year ended December 31, 2015, as amended by our Annual Report on Form 10-K/A filed on April 29, 2016 (collectively, the “2015 Form 10-K”) for specific risks which would cause actual results to be significantly different from those expressed or implied by any of our forward-looking statements. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this Information Statement may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, readers of this Information Statement are cautioned not to place undue reliance on the forward-looking statements.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to “incorporate by reference” into this Information Statement the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this Information Statement by referring you to those documents. The information incorporated by reference is an important part of this Information Statement, and information that we file later with the SEC will automatically update and supersede this information. Therefore, you should check for reports that we may have filed with the SEC after the date of this Information Statement.

We incorporate by reference into this Information Statement the documents listed below:

•	Our Annual Report on Form 10-K for the year ended December 31, 2015, as amended by Form 10-K/A filed on April 29, 2016;

•	Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2016 and June 30, 2016; and

•

Our Current Reports on Form 8-K (excluding information “furnished” on Items 2.02 and 7.01 and related exhibits unless otherwise specified) filed on January 26, 2016, February 5, 2016, April 22, 2016, June 13, 2016, June 24, 2016, July 1, 2016, July 14, 2016, August 1, 2016, August 4, 2016 and August 9, 2016.

Any statement contained in this Information Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in any subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

You may request a copy of any document incorporated by reference in this Information Statement and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

SAExploration Holdings, Inc.

1160 Dairy Ashford, Suite 160

Houston, Texas 77079

Attention: Corporate Secretary

Telephone: (281) 258-4400

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information (File No. 001-35471) with the SEC pursuant to the Exchange Act. For further information regarding us, please see our filings with the SEC, including our annual, quarterly, and current reports and proxy statements, which you may read and copy at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our public filings with the SEC are also available to the public on the SEC’s website at www.sec.gov.

We maintain a website at www.saexploration.com. The information on our website or on any other website is not, and you must not consider such information to be, a part of this Information Statement. You should rely only on the information contained in this Information Statement and in the documents incorporated by reference.

By Order of the Board of Directors

Brent Whiteley

Chief Financial Officer, General Counsel and

Secretary

August 15, 2016

Annex A

SAEXPLORATION HOLDINGS, INC.

2016 Long-Term Incentive Plan

(As Adopted August 3, 2016)

ARTICLE 1 INTRODUCTION.

The Plan was adopted by the Board on August 3, 2016, subject to approval by the Company’s stockholders, to be effective immediately upon receipt by the Company and the effectiveness of such stockholder approval. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees to focus on long-range objectives, (b) encouraging the attraction and retention of Employees with exceptional qualifications, and (c) linking Employees directly to stockholder interests through increased stock ownership. The Plan seeks to achieve these purposes by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may be ISOs or NSOs), Performance Cash Awards and SARs.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).

ARTICLE 2 ADMINISTRATION.

2.1 Committee Composition. The Committee shall administer the Plan. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors who are also Outside Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 of the Exchange Act and/or Section 162(m) of the Code. However, if the Board intends to satisfy such exemption requirements, the Committee shall be a committee of the Board that at all times consists solely of two or more Non-Employee Directors who are also Outside Directors. Within the scope of such authority, the Board or the Committee may (a) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (b) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.

2.2 Committee Responsibilities. Subject to the Company’s obligations pursuant to any applicable employment agreements, the Committee shall: (a) select the Employees who are to receive Awards under the Plan; (b) determine the type, number, vesting requirements, and other features and conditions of such Awards; (c) interpret and administer the Plan; (d) make all other decisions relating to the operation of the Plan and reconcile any inconsistency in, correct any defect in and/or supply any omission in this Plan; and (e) carry out any other duties delegated to it by the Board under the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final, conclusive and binding on all persons.

2.3 Non-Executive Officer Grants. The Board may appoint a single Director, an additional committee of Directors and/or the Company’s Chief Executive Officer to determine Awards for Employees who are not Executive Officers of the Company. The single Director, the members of the additional committee, and/or the Company’s Chief Executive Officer need not satisfy the requirements of Section 2.1. Such Director, committee, or the Company’s Chief Executive Officer may grant Awards under the Plan to such Employees. However, the Committee shall nevertheless, subject to the Company’s obligations pursuant to any applicable employment agreements, prescribe the terms, features, and conditions of such Awards and the aggregate number of Company shares subject to such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include any such single Director, additional committee, and/or the Company’s Chief Executive Officer to whom the Board has delegated the required authority under this Section 2.3.

2.4 Compliance with Section 409A.

(a) To the extent applicable, it is intended that the Plan shall comply and that Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code (“Section 409A”). Any reference in this Plan to Section 409A will also include any regulations or any other formal guidance promulgated with respect to such Section by the U. S. Department of the Treasury or the Internal Revenue Service. If the Committee determines that an Award, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken or implemented, cause a holder to become subject to additional taxes under Section 409A, then unless the Committee specifically provides otherwise, such Award, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the holder. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties. The exercisability of an Option shall not be extended to the extent that such extension would subject the holder to additional taxes under Section 409A. Each payment subject to Section 409A shall be considered a separate payment and not one of a series of payments for purposes of Section 409A.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A), (i) the Participant will be a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the earlier of (A) the tenth (10th) business day of the seventh (7th) month after such separation from service, and (B) the date of the Participant’s death.

2.5 Foreign Awardees. In order to facilitate the making of any grant or combination of grants under this Plan, and subject to the Company’s obligations pursuant to any applicable employment agreements, the Committee may grant Awards to eligible persons who are foreign nationals or who are employed by the Company or any Subsidiary outside the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with the provisions of laws and regulations in other countries or jurisdictions in which the Company or its Subsidiaries operate, and the Secretary of the Company or other appropriate officer may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, modifications, amendments, procedures or subplans, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

ARTICLE 3 SHARES AVAILABLE FOR GRANTS.

3.1 Basic Limitation.

(a) Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares that may be issued or transferred (i) upon the exercise of Options or SARs, (ii) as Restricted Shares and released from outstanding risks of forfeiture thereof, (iii) in payment of Stock Units, (iv) in payment of Performance Cash Awards that have been earned or (v) in payment of dividend equivalents paid with respect to awards made under the Plan shall not exceed 1,038,258 Common Shares, subject to Section 3.2. The number of Common Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Common Shares that then remain available for issuance under the Plan. The aggregate number of Common Shares available under the Plan issued to Participants that may be issued with respect to Options and SARs, including upon the exercise of ISOs, over its life shall not exceed 519,129 Common Shares, in each case subject to Section 3.2. The aggregate number of Common Shares and Restricted Shares issued to all Participants pursuant to all Awards of Restricted Shares and Stock Units made under the Plan over its life shall not exceed 519,129 Common Shares, in each case subject to Section 3.2. For the avoidance of doubt, Common Shares available under the Plan shall not be issued to fund any of the annual performance awards provided for under any employment agreement. The limitations of this Section 3.1 shall be subject to adjustment pursuant to Article 11.

(b) 622,955 of the Shares reserved for issuance under the Plan shall, in the aggregate, be granted by the Committee to certain Employees of the Company or any Subsidiary identified in Appendix B (the “MIP Shares” and any such Awards the “MIP Awards”) as soon as administratively practicable after receipt by the Company of stockholder approval of this Plan and the effectiveness of such stockholder approval; provided, that (i) 311,477 Shares of such MIP Shares shall be granted in the form of Stock Units (the “MIP Stock Units”), in accordance with the terms and conditions set forth in the form of Stock Units Agreement (attached hereto as Appendix D and made a part of this Plan, (the “MIP Stock Units Agreement”)) to such Employees and in such amounts specified on the MIP Grant Allocation schedule, attached hereto as Appendix B and made a part of this Plan, and (ii) 311,477 Shares of such MIP Shares shall be granted in the form of Options designated as NSOs (the “MIP Options”), in accordance with the terms and conditions set forth in the form of Option Agreement (attached hereto as Appendix C and made a part of this Plan (the “MIP Option Agreement”) to such Employees and in such amounts specified on the MIP Grant Allocation schedule, attached hereto as Appendix B and made a part of this Plan.

(c) The aggregate number of Common Shares available for issuance or transfer under Section 3.1(a) of this Plan will be reduced by (i) one Common Share for every one Common Share subject to an Option or SAR granted under this Plan and (ii) one (1) Common Share for every one Common Share issued or transferred in connection with an award other than an Option or SAR granted under this Plan. Subject to the provisions of Section 3.2 of this Plan, Common Shares covered by an award granted under this Plan will not be counted as used unless and until they are actually issued or transferred.

3.2 Shares Returned to Reserve; Share Counting Rules.

(a) If Options, SARs, Restricted Shares, or Stock Units are forfeited or terminate for any other reason before being exercised or settled, then the Common Shares subject to such Options, SARs, Restricted Shares, or Stock Units shall again become available for issuance under the Plan and shall not be considered for purposes of determining any limitations on the issuance of Options, SARs, Restricted Shares, or Stock Units. If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision, then such Common Shares shall again become available for issuance under the Plan in accordance with Section 3.2(c) below. Performance Cash Awards shall not affect the aggregate number of Common Shares remaining available for issuance under the Plan.

(b) Notwithstanding anything to the contrary contained in this Article 3, the following Common Shares will not be added to the aggregate number of Common Shares available for issuance or transfer under Section 3.1 above: (i) Common Shares tendered or otherwise used in payment of the Exercise Price of an Option; (ii) Common Shares withheld or otherwise used by the Company to satisfy a tax withholding obligation; (iii) Common Shares subject to a SAR that are not actually issued in connection with its Common Shares settlement on exercise thereof; and (iv) Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options. In addition, if, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate plan limit under Section 3.1 above.

(c) Any Common Share that becomes available for issuance or transfer under this Plan will be added back as (i) one Common Share if such share was subject to an Option or SAR granted under this Plan, and (ii) as one (1) Common Share if such share was issued or transferred pursuant to, or subject to, an award granted under this Plan other than an Option or an SAR granted under this Plan.

3.3 Uncertificated Shares. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Common Shares, the issuance may be effected on an un-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange on which the Company’s equity securities are traded.

3.4 Limited Transferability. Awards shall generally be nontransferable except in the case of the Participant’s death, or as otherwise determined by the Committee, and the Stock Option Agreement, SAR Agreement, Restricted Shares Agreement, Stock Units Agreement or Performance Cash Award Agreement entered into with respect to any Award shall generally provide for such nontransferability. The Committee may, however, in its discretion, authorize all or a portion of any Award (other than of ISOs) to be granted on terms that permit transfer by the Participant to (i) the spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers, or grandchildren of the Participant, (ii) a trust or trusts for the exclusive benefit of the spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers, or grandchildren of the Participant, or (iii) a partnership or limited liability company in which the spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers, or grandchildren of the Participant are the only partners or members, as applicable; provided in each case that (x) there may be no consideration for any such transfer (other than in the case of Clause (iii), units in the partnership or membership interests in the limited liability company), and (y) the agreement pursuant to which such Awards are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 3.4. Following any such transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. The provisions of the Award with respect to expiration, termination or vesting shall continue to apply with respect to the original Participant, and the Award shall be exercisable by the transferee only to the extent and for the periods specified herein with respect to the Participant. The original Participant will remain subject to withholding taxes upon exercise of any such Awards by the transferee. The Company shall have no obligation whatsoever to provide notice to any transferee of any matter, including early expiration or termination of an Award.

ARTICLE 4 ELIGIBILITY.

4.1 Incentive Stock Options. Only Employees of the Company, a Parent, or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or of any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the additional requirements set forth in Section 422(c)(5) of the Code are satisfied. Notwithstanding anything in Article 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Article 11 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon exercise of ISOs will not exceed 207,652 Common Shares.

4.2 Other Grants. Employees shall be eligible for the grant of Restricted Shares, Stock Units, NSOs, SARs or Performance Cash Awards under this Plan. No Employee of an Affiliate will be eligible for the grant of an NSO or SAR if the Company is not an eligible issuer of service recipient stock with respect to such Employee under Treasury Regulation § 1.409A-1(b)(5)(iii)(E). No person shall be eligible for an Award unless Common Shares that might be transferred in connection with the Award can be registered using Form S-8 under the Securities Act of 1933, as amended.

ARTICLE 5 OPTIONS.

5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company.

5.2 Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

5.3 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 11. The total number of Options granted to any single Optionee in any single calendar year shall not cover more than 100,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 11.

5.4 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price, which shall be the Fair Market Value of a Common Share, as determined by the Committee. The preceding sentence shall not apply to Options granted pursuant to an assumption of, or substitution for, another option in a manner that would satisfy the requirements of Section 424(a) of the Code, whether or not such section is applicable.

5.5 Exercisability and Term. Each Stock Option Agreement shall specify the dates or events when all or any installment of the Option is to become exercisable; provided, that except as otherwise described in a MIP Option Agreement or otherwise described in this Plan, no grant of Options may become exercisable sooner than after one (1) year. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability, including in the event of the Optionee’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options granted under this Plan may not provide for any dividends or dividend equivalents thereon.

5.6 Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company or in the event that the Optionee’s employment is terminated after a Change in Control. In addition, acceleration of exercisability may be required under Section 11.3.

5.7 Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish; provided that cash payments shall not exceed the Fair Market Value less the Exercise Price.

5.8 Notification Upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an ISO under this Plan shall notify the Company in writing immediately after the date the Participant makes a disqualifying disposition of any Common Shares acquired pursuant to the exercise of such ISO. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Shares before the later of (i) two (2) years after the date of grant of the ISO and (ii) one (1) year after the date of exercise of the ISO. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Shares acquired pursuant to the exercise of an ISO until the end of the period described in the preceding sentence, subject to complying with any instruction from such Participant as to the sale of such Common Shares.

ARTICLE 6 PAYMENT FOR OPTION SHARES.

6.1 General Rule. The Exercise Price of Common Shares issued upon exercise of Options shall be payable in full entirely in cash or cash equivalents at the time when such Common Shares are purchased, except that the Committee at its sole discretion may accept payment of the Exercise Price in any other form(s) described in this Article 6. However, if the Optionee is an Executive Officer or Director of the Company, he or she may pay the Exercise Price in a form other than cash or cash equivalents only to the extent permitted by Section 13(k) of the Exchange Act.

6.2 Surrender of Stock. With the Committee’s consent, provided that the Company has an effective registration statement on Form S-8 (or its successor) covering the issuance of the Common Shares, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan.

6.3 Exercise/Sale. With the Committee’s consent, all or any part of the Exercise Price, and any withholding taxes, may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

6.4 Promissory Note. With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may, except in the case of an Executive Officer of the Company, be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note.

6.5 Other Forms of Payment. With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws and rules and regulations.

ARTICLE 7 STOCK APPRECIATION RIGHTS.

7.1 SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

7.2 Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 11. The total number of SARs granted to any single Participant in any single calendar year shall not cover more than 100,000 Common Shares.

7.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price, which shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to SARs granted pursuant to an assumption of, or substitution for, another SAR in a manner that would satisfy the requirements of Section 424(a) of the Code if such section were applicable.

7.4 Exercisability and Term. Each SAR Agreement shall specify the dates or events when all or any installment of the SAR is to become exercisable; provided, no grant of SARs may become exercisable sooner than after one (1) year. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability, including in the event of the Optionee’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR granted in combination with an ISO: (i) must be granted at the same time as the ISO to which it relates; (ii) must be exercisable only when the current Fair Market Value of Common Shares exceeds the ISO’s exercise price and the ISO is otherwise exercisable; (iii) may not be transferrable except when and to the extent that the ISO is transferrable under Section 3.4 of the Plan; and (iv) must have economic and tax consequences upon exercise that are no more favorable than those upon the exercise of the ISO in combination with which it was granted followed by an immediate sale of the Common Shares that would be received upon such ISO’s exercise. A SAR granted under the Plan not in combination with an ISO may provide that it will be exercisable only in the event of a Change in Control.

7.5 Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become exercisable as to all or part of the Common Shares subject to such SAR in the event that the Company is subject to a Change in Control or in the event that the Optionee’s employment is terminated after a Change in Control. In addition, acceleration of exercisability may be required under Section 11.3.

7.6 Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death or under Section 3.4 of this Plan) shall receive from the Company: (a) Common Shares; (b) cash; or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price.

ARTICLE 8 RESTRICTED SHARES.

8.1 Restricted Shares Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Shares Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Shares Agreements entered into under the Plan need not be identical.

8.2 Consideration for Awards. Restricted Shares shall be granted to Participants at no additional cost to them; provided, however, that the value of the services performed by any Participant receiving Restricted Shares must, in the opinion of the Committee, equal or exceed the par value of the Restricted Shares to be granted to such Participant.

8.3 Performance and/or Vesting Conditions. Each Award of Restricted Shares may or may not be contingent on the satisfaction of performance targets, or subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Shares Agreement, and such Restricted Shares Agreement may provide for accelerated vesting of the Restricted Shares, including in the event of the Participant’s death, disability or other events; provided, that except as otherwise described in a Restricted Shares Agreement or otherwise described in this Plan, no grant of Restricted Shares shall have the restrictions eliminated for a period of time shorter than three (3) years if based only on the passage of time rather than performance targets, except that the restrictions may be removed ratably during the three-year period as determined by the Committee. The Committee may include as vesting conditions or as conditions for making an Award of Restricted Shares the requirement that the performance of the Company or a business unit of the Company for a specified period equal or exceed a target determined in advance by the Committee. The Committee shall determine such performance metrics. If the Award is intended to satisfy the requirements of Section 162(m) of the Code, such target shall be based on one or more of the criteria set forth in Appendix A. In no event shall the number of Restricted Shares subject to the award and/or the vesting of which is or are subject to performance-based conditions intended to satisfy the requirements of Section 162(m) of the Code that are granted to any single Participant in a single calendar year exceed 100,000 Common Shares. The satisfaction of any performance target and/or vesting may be waived in the case of a Change in Control or the Participant’s death or disability. The Company may retain the certificates representing shares of Restricted Stock in the Company’s possession until such time as all conditions or restrictions applicable to such shares, including any conditions or restrictions not constituting a substantial risk of forfeiture under Section 83 of the Code, are satisfied or have lapsed, and the Participant shall execute in favor of the Company a blank stock power with respect to such shares of Restricted Stock. Alternatively or additionally, the Company may cause such Restricted Shares to bear an appropriate legend indicating their nontransferability, forfeitability, and any additional restrictions placed on them.

8.4 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend, and other rights as the Company’s other stockholders. Any dividends or other distributions paid on Restricted Shares may, as specified by the Committee in the applicable Award, be (a) accumulated and paid when such Restricted Shares vest, (b) invested in additional Restricted Shares, or (c) paid currently to the holder. Any dividends not paid currently shall be subject to the same conditions and restrictions, including risks of forfeiture, as the Award with which they relate; provided, however, that dividend equivalents or other distributions on Common Shares underlying Restricted Shares with restrictions that lapse as a result of achievement of performance targets will be deferred until and paid contingent upon the achievement of applicable performance targets.

ARTICLE 9 STOCK UNITS.

9.1 Stock Units Agreement. Each grant of Stock Units shall be evidenced by a Stock Units Agreement between the Participant and the Company. Awards of Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Units Agreements entered into under the Plan need not be identical.

9.2 Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

9.3 Performance and/or Vesting Conditions. Each Award of Stock Units will constitute the agreement by the Company to deliver Common Shares or cash to the Participant in the future in consideration of the performance of services. Each Award of Stock Units (other than with respect to the MIP Stock Units) may or may not be contingent on the satisfaction of performance targets, or subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Units Agreement, and such Stock Units Agreement may provide for accelerated vesting of the Stock Units, including in the event of the Participant’s death, disability or other events; provided, that except as otherwise described in a Stock Units Agreement or otherwise described in this Plan, no grant of Stock Units shall have the restrictions eliminated for a period of time shorter than three (3) years if based only on the passage of time rather than performance targets, except that the restrictions may be removed ratably during the three-year period as determined by the Committee. If the Stock Units (other than the MIP Stock Units) specify that the period of restriction will terminate only upon the achievement of performance targets or that the Stock Units will be earned based on the achievement of performance targets, then, notwithstanding anything to the contrary contained in this Section 9.3, the period of restriction may not be less than one (1) year. Other than with respect to the Stock Units that are MIP Awards, the Committee may include as vesting conditions or as conditions for any Award of Stock Units the requirement that the performance of the Company or a business unit of the Company for a specified period (not less than one (1) year) equal or exceed a target determined in advance by the Committee. The Committee shall determine such performance metrics. If the Award is intended to satisfy the requirements of Section 162(m) of the Code, such target shall be based on one or more of the criteria set forth in Appendix A. In no event shall the number of Stock Units subject to the award and/or the vesting of which is or are subject to performance-based conditions intended to satisfy the requirements of Section 162(m) of the Code that are granted to any single Participant in a single calendar year exceed 100,000 Common Shares. The satisfaction of any performance target and/or vesting condition may be waived in the case of a Change in Control or the Participant’s death or disability.

9.4 Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to the dividends or other distributions paid on an equal number of Common Shares while the Stock Units are outstanding. As specified by the Committee in the applicable Award, any cash dividend equivalents may be either (a) paid currently, free of any vesting condition, or (b) accumulated and paid at the same time and in the same form as the Stock Units to which they relate, but only if such Stock Units become vested; provided, however, that dividend equivalents or other distributions on Common Shares underlying Stock Units with restrictions that lapse as a result of achievement of performance targets will be deferred until and paid contingent upon the achievement of applicable performance targets.

9.5 Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares, or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments, and the distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date; provided, however, that the form and timing of payment of Stock Units shall satisfy the requirements of Section 409A of the Code in form and operation. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 11.

9.6 Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Units Award Agreement.

ARTICLE 10 PERFORMANCE CASH AWARDS.

10.1 Performance Cash Award Agreement. Each grant of a Performance Cash Award shall be evidenced by a Performance Cash Award Agreement between the Participant and the Company. Awards of Performance Cash Awards shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Performance Cash Award Agreements entered into under the Plan need not be identical.

10.2 Payment for Awards. To the extent that an Award is granted in the form of a Performance Cash Award, no cash consideration shall be required of the Award recipients.

10.3 Performance and/or Vesting Conditions. Each Performance Cash Award shall be contingent on the satisfaction of a performance target intended to satisfy the requirements of Section 162(m) of the Code. The Committee shall include as a condition for a Performance Cash Award, the requirement that the performance of the Company or a business unit of the Company for a specified period (not less than one (1) year) equal or exceed a target determined in advance by the Committee. The Committee shall determine such performance metrics. If the Award is intended to satisfy the requirements of Section 162(m) of the Code, such target shall be based on one or more of the criteria set forth in Appendix A. In no event shall the total amount of all Performance Cash Awards that are intended to satisfy the requirements of Section 162(m) of the Code that are granted to any single Participant in a single calendar year exceed $1,200,000. The satisfaction of any performance target and/or vesting condition may be waived in the case of a Change in Control or the Participant’s death or disability.

10.4 Form and Time of Settlement of Performance Cash Awards. The form and timing of payment of Performance Cash Awards shall satisfy the requirements of Section 409A of the Code in form and operation. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Performance Cash Awards shall be settled in cash in accordance with the terms of the applicable Performance Cash Award Agreement.

10.5 Creditors’ Rights. A holder of an unpaid Performance Cash Award shall have no rights other than those of a general creditor of the Company. Unpaid Performance Cash Awards represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Performance Cash Award Agreement.

ARTICLE 11 PROTECTION AGAINST DILUTION.

11.1 Adjustments. In the event of a subdivision of the outstanding Common Shares, stock split, reverse stock split, a declaration of a dividend payable in Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, or an exchange of shares, corresponding adjustments shall automatically be made, without the necessity for Committee action in each of the following:

(a) The number of Options, SARs, Restricted Shares, and Stock Units available for future Awards under Article 3;

(b) The limitations set forth in Sections 5.3, 7.2, 8.3, 9.3, and 10.3;

(c) The number of Common Shares covered by each outstanding Option and SAR;

(d) The Exercise Price under each outstanding Option and SAR;

(e) The number of Stock Units included in any prior Award that has not yet been settled; and

(f) The number of Restricted Shares subject to any unvested Award.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off, or any other change in the Common Shares that otherwise would result from any split-off, spin-out, split-up or a similar occurrence, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee shall provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, shall determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced in manner that complies with Section 409A. In addition, for each Option or SAR with an Exercise Price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may, in its discretion, elect to cancel such Option or SAR. Notwithstanding the foregoing, any such adjustment to the number specified in Section 4.1 will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an ISO to fail to so qualify. Except as provided in this Article 11, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, or any other increase or decrease in the number of shares of stock of any class.

11.2 Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs, Stock Units and Performance Cash Awards shall terminate immediately before the dissolution or liquidation of the Company.

11.3 Reorganizations. In the event that the Company is a party to a merger, consolidation, or sale of fifty percent (50%) or more of the Company’s stock or assets, all outstanding Awards shall be subject to the agreement of merger or consolidation. Such agreement may provide for one or more of Section 11.3(a) through (g) set forth below.

(a) The continuation of such outstanding Awards by the Company (if the Company is the surviving corporation).

(b) The assumption of such outstanding Awards by the surviving corporation or its parent, provided that the assumption of Options or SARs shall comply with Section 424(a) of the Code (whether or not the Options are ISOs).

(c) The substitution by the surviving corporation or its parent of new awards for such outstanding Awards, provided that the substitution of Options or SARs shall comply with Section 424(a) of the Code (whether or not the Options are ISOs).

(d) Full exercisability of outstanding Options and SARs and full vesting of the Common Shares subject to such Options and SARs, followed by the cancellation of such Options and SARs to the extent not exercised before the closing of the merger or consolidation. The full exercisability of such Options and SARs and full vesting of such Common Shares shall be contingent on the closing of such merger or consolidation. In this case, the Optionees shall be able to exercise such Options and SARs during a period of not less than five (5) full business days preceding the closing date of such merger or consolidation, unless (i) a shorter period is required to permit a timely closing of such merger or consolidation and (ii) such shorter period still offers the Optionees a reasonable opportunity to exercise such Options and SARs. Any exercise of such Options and SARs during such period shall be contingent on the closing of such merger or consolidation.

(e) The cancellation of outstanding Options and SARs and a payment to the Optionees equal to the excess of (i) the Fair Market Value of the Common Shares subject to such Options and SARs (whether or not such Options and SARs are then exercisable or such Common Shares are then vested) as of the closing date of such merger or consolidation over (ii) their Exercise Price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Options and SARs would have become exercisable or such Common Shares would have vested. Such payment may be subject to vesting based on the Optionee’s continuing Service, provided that the vesting schedule shall not be less favorable to the Optionee than the schedule under which such Options and SARs would have become exercisable or such Common Shares would have vested. If the Exercise Price of the Common Shares subject to such Options and SARs exceeds the Fair Market Value of such Common Shares, then such Options and SARs may be cancelled without making a payment to the Optionees. For purposes of this Subsection (e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(f) The cancellation of outstanding Stock Units and a payment to the Participants equal to the Fair Market Value of the Common Shares subject to such Stock Units (whether or not such Stock Units are then vested) as of the closing date of such merger or consolidation. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Stock Units would have vested. Such payment may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Stock Units would have vested. For purposes of this Subsection (f), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(g) Full vesting of the Common Shares subject to Restricted Shares Agreements. The full vesting of the Restricted Shares shall be contingent on the closing of such merger or consolidation.

The provisions of this Section 11.3, as well as the provisions of Sections 8.3 and 9.3 and of any Stock Option Agreement, SAR Agreement, Restricted Shares Agreement, or Stock Units Agreement providing for exercisability, transfer or accelerated vesting of any Option, SAR, Restricted Shares, or Stock Units shall be inapplicable to an Award granted within six (6) months before the occurrence of a merger, acquisition, or other Change in Control if the holder of such Option, SAR, Restricted Shares, or Stock Units is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is available to such holder.

ARTICLE 12 AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 13 LIMITATION ON RIGHTS.

13.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee or otherwise in the Company’s service. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Participant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws, and a written employment agreement (if any).

13.2 Stockholder Rights. Except as the Committee may provide in the applicable Award Agreement, a Participant shall have no dividend rights, voting rights, or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or ownership of such Common Shares is noted on the transfer records of the Company or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan or Award.

13.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations, and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification, or listing, or to an exemption from registration, qualification, or listing.

13.4 No Fractional Shares. No fractional shares shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

13.5 Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

13.6 Investment Representations; Company Policy. The Committee may require each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares for investment without a view to distribution thereof. Each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company’s securities.

13.7 Non-Registered Stock. The Common Shares to be distributed under this Plan have not been, as of the date the Plan was adopted by the Board, registered under the Securities Act of 1933, as amended, or any applicable state or foreign securities laws and the Company has no obligation to any Participant to register the Common Shares or to assist the Participant in obtaining an exemption from the various registration requirements, or to list the Common Shares on a national securities exchange or any other trading or quotation system.

13.8 ISO Qualification. Except with respect to Section 13.9, to the extent that any provision of this Plan would prevent any Option that was intended to qualify as an ISO from qualifying as such, that provision will be null and void with respect to such Option. Such provision, however, will remain in effect for other Options and there will be no further effect on any provision of this Plan.

13.9 Approved Leave. Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

13.10 Miscellaneous Provisions.

(a) Except with respect to Options and SARs, the Committee may permit Participants to elect to defer the issuance of Common Shares under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(b) If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect.

ARTICLE 14 WITHHOLDING TAXES.

14.1 General. To the extent required by applicable federal, state, local, or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

14.2 Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may, in its discretion, permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such

Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered. This Section 14.2 shall apply only to the minimum extent required by applicable tax laws.

ARTICLE 15 FUTURE OF THE PLAN.

15.1 Term of the Plan. The Plan, as set forth herein, shall become effective on the date of the effectiveness of the approval of the Plan by the Company’s stockholders, provided that it is adopted by the Board before or concurrently with such stockholder approval. The Plan shall remain in effect until the date when the Plan is terminated under Section 15.2; provided, however, that no ISO may be granted under the Plan after the date that is 10 years after the date when the Plan was approved by the Company’s stockholders.

15.2 Amendment or Termination.

(a) The Board may, at any time and for any reason, amend the Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the Nasdaq Global Market or, if the Common Shares are not traded on the Nasdaq Global Market, the principal national securities exchange upon which the Common Shares are traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.

(b) Except in connection with a corporate transaction or event described in Article 11 of this Plan, the terms of outstanding awards may not be amended to reduce the Exercise Price of outstanding Options or SARs, or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an Exercise Price that is less than the Exercise Price of the original Options or SARs, as applicable, without shareholder approval. This Section 15.2(b) is intended to prohibit the repricing of “underwater” Options and SARs and will not be construed to prohibit the adjustments provided for in Article 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 15.2(b) may not be amended without approval by the Company’s shareholders.

(c) If permitted by Section 409A and Section 162(m) of the Code, but subject to the paragraph that follows, including in the case of termination of employment by reason of death, disability or retirement, or in the case of unforeseeable emergency or other special circumstances or in the event of a Change in Control, to the extent a Participant holds an Option or SAR not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Stock Units as to which the restriction period has not been completed, or any Stock Units or Performance Cash Awards which have not been fully earned, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 3.4 of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option, SAR or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such restriction period will end or the time at which such Stock Units or Performance Cash Awards will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award, except in the case of a Qualified Performance-Based Award where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(d) Subject to Section 15.2(b) hereof, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, except in the case of a Qualified Performance-Based Award (other than in connection with the Participant’s death or disability, or a Change in Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the performance targets or the level or levels of achievement with respect to such Qualified Performance-Based Award. Subject to Article 11 above, no such amendment will impair the rights of any Participant without his or her consent.

(e) The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

(f) The terms of MIP Option Agreements and MIP Stock Units Agreements may only be amended with the consent of the applicable Employee identified in the MIP Grant Allocation Schedule.

15.3 Stockholder Approval. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws and rules and regulations. Among such applicable laws and rules and regulations, Section 162(m) of the Code requires that the Company’s stockholders reapprove the list of available performance criteria set forth in Appendix A not later than the first meeting of stockholders that occurs in the fifth (5th) year following the year in which the Company’s stockholders previously approved such criteria.

ARTICLE 16 DEFINITIONS.

16.1 “Affiliate” means any entity other than the Company, a Parent, or a Subsidiary, if the Company and/or one or more Parents and/or one or more Subsidiaries own, in the aggregate, not less than 50% of such entity.

16.2 “Award” means any award of an Option, a SAR, a Restricted Share, a Performance Cash Award, or a Stock Unit under the Plan.

16.3 “Award Agreement” means a Stock Option Agreement, SAR Agreement, Restricted Shares Agreement, Performance Cash Award Agreement or Stock Units Agreement.

16.4 “Board” means the Company’s Board of Directors, as constituted from time to time.

16.5 “Change in Control,” unless otherwise defined in an Award Agreement, shall mean the occurrence of one or more of the following events that occurs after the Closing Date:

(a) Change in Board Composition. Individuals who constitute the members of the Board as of the date hereof (the “Incumbent Directors”), cease for any reason to constitute at least a majority of members of the Board; provided that any individual becoming a director of the Company subsequent to the date hereof shall be considered an Incumbent Director if such individual’s appointment, election or nomination was approved by a vote of at least 50% of the Incumbent Directors; provided further that any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or contests by or on behalf of a “person” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director;

(b) Business Combination. Consummation of (i) a reorganization, merger, consolidation, share exchange or other business combination involving the Company or any of its subsidiaries or the disposition of all or substantially all the assets of the Company, whether in one or a series of related transactions, or (ii) the acquisition of assets or stock of another entity by the Company (either, a “Business Combination”), excluding, however, any Business Combination pursuant to which: (A) individuals who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act), respectively, of the then outstanding shares of common stock of the Company (the “Outstanding Stock”) and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the

Company (the “Outstanding Company Voting Securities”) immediately prior to such Business Combination beneficially own, upon consummation of such Business Combination, directly or indirectly, more than 50% of the then outstanding shares of common stock (or similar securities or interests in the case of an entity other than a corporation) and more than 50% of the combined voting power of the then outstanding securities (or interests) entitled to vote generally in the election of directors (or in the selection of any other similar governing body in the case of an entity other than a corporation) of the Surviving Corporation (as defined below) in substantially the same proportions as their ownership of the Outstanding Stock and Outstanding Company Voting Securities, immediately prior to the consummation of such Business Combination (that is, excluding any outstanding voting securities of the Surviving Corporation that such beneficial owners hold immediately following the consummation of the Business Combination as a result of their ownership prior to such consummation of voting securities of any company or other entity involved in or forming part of such Business Combination other than the Company); (B) no person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any of its subsidiaries or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company) or group (as such term is defined in Rule 13d-3 under the Exchange Act) becomes the beneficial owner of 50% or more of either (x) the then outstanding shares of common stock (or similar securities or interests in the case of an entity other than a corporation) of the Surviving Corporation, or (y) the combined voting power of the then outstanding securities (or interests) entitled to vote generally in the election of directors (or in the selection of any other similar governing body in the case of an entity other than a corporation); and (C) individuals who were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination constitute at least a majority of the members of the board of directors (or of any similar governing body in the case of an entity other than a corporation) of the Surviving Corporation; where for purposes of this subsection (b), the term “Surviving Corporation” means the entity resulting from a Business Combination or, if such entity is a direct or indirect subsidiary of another entity, the entity that is the ultimate parent of the entity resulting from such Business Combination;

(c) Stock Acquisition. Any person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any of its subsidiaries or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company) or group becomes the beneficial owner of 50% or more of either (x) the Outstanding Stock or (y) the Outstanding Company Voting Securities; provided, however, that for purposes of this subsection (c) no Change in Control shall be deemed to have occurred as a result of any acquisition directly from the Company; provided, further, however, no Change in Control shall be deemed to have occurred under this subsection (c) if such acquisition would not have been a Change in Control under subsection (b) above; or

(d) Liquidation. Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company (or, if no such approval is required, the consummation of such a liquidation or dissolution).

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

16.6 “Closing Date” has the meaning set forth in that certain Restructuring Support Agreement dated as of June 13, 2016, among the Company and certain of its subsidiaries and such other parties identified therein entered into whereby the parties thereto agreed to enter into certain transactions.

16.7 “Code” means the Internal Revenue Code of 1986, as amended.

16.8 “Committee” means the committee of the Board, as further described in Article 2.

16.9 “Common Share” means one share of the common stock of the Company.

16.10 “Company” means SAExploration Holdings, Inc., a Delaware corporation.

16.11 “Covered Employee” means an Employee who is a “covered employee” within the meaning of Section 162(m)(3) of the Code or any successor to such statute and regulation.

16.12 “Daily VWAP” means, as of any date, the dollar volume-weighted average price of the Common Shares on the Principal Market during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of the Common Shares in the over-the-counter market on the electronic bulletin board for the Common Shares during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for the Common Shares by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for the Common Shares as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.); provided, however, that if Daily VWAP cannot be calculated for the Common Shares on such date on any of the foregoing bases, the Daily VWAP on such date shall be the fair market value as determined by an independent appraiser selected in good faith by the Committee. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

16.13 “Director” means a member of the Company’s Board.

16.14 “Employee” means a common-law employee of the Company, a Parent, a Subsidiary, or an Affiliate.

16.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

16.16 “Executive Officer” means an officer of the Company who is considered an executive officer under Section 16 of the Exchange Act.

16.17 “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

16.18 “Fair Market Value” means unless otherwise required by any applicable provision of the Code or any regulations thereunder or by any applicable accounting standard for the Company’s desired accounting for Awards, a price that is based on the opening, closing, actual, high, low or average selling prices, including, Daily VWAP, of a Common Share on the established securities market (within the meaning of Treasury Regulation § 1.409A-1(k)) on which the Common Shares are then readily tradable, on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, including VWAP (within not more than 30 days before and not more than 30 days after the applicable valuation date, and provided that any such averaging shall be in accordance with the provisions of Treasury Regulation § 1.409A-1(b)(5)(iv)(A)), as determined by the Committee in its discretion. In the event that the Common Shares are not readily tradable on an established securities market (within the meaning of Treasury Regulation § 1.409A-1(k)), the Fair Market Value shall be determined by the Committee by reasonable application of a reasonable method, taking into account factors under Treasury Regulation § 1.409A-1(b)(5)(iv)(B) as the Committee deems appropriate. In all cases, Fair Market Value shall be determined in accordance with Treasury Regulation § 1.409A-1(b)(5)(iv). Such definition(s) of Fair Market Value may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement or payout of an Award. The Committee’s determination shall be conclusive and binding on all persons.

16.19 “ISO” means a stock option that is intended to qualify as an “incentive stock option” described in Section 422 of the Code or any successor provision.

16.20 “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act or any successor to such regulation.

16.21 “NSO” means a stock option not described in Sections 422 or 423 of the Code.

16.22 “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

16.23 “Optionee” means an individual or estate holding an Option or SAR.

16.24 “Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(3) or any successor to such statute and regulation.

16.25 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

16.26 “Participant” means an individual or estate holding an Award.

16.27 “Performance Cash Award” means an Award of an amount of cash under the Plan, subject to the provisions of Article 10.

16.28 “Performance Cash Award Agreement” means the agreement between the Company and the recipient of a Performance Cash Award that contains the terms, conditions and restrictions pertaining to such Performance Cash Award.

16.29 “Plan” means this SAExploration Holdings, Inc. 2016 Long-Term Incentive Plan, as amended from time to time.

16.30 “Principal Market” means the principal securities exchange or securities market on which the Company’s Common Shares are then traded.

16.31 “Qualified Performance-Based Award” means any Award of Restricted Shares, Stock Units or Performance Cash Awards, or portion of such Award, to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

16.32 “Restricted Share” means a Common Share awarded under the Plan.

16.33 “Restricted Shares Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions, and restrictions pertaining to such Restricted Share.

16.34 “SAR” means a stock appreciation right granted under the Plan.

16.35 “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions, and restrictions pertaining to his or her SAR.

16.36 “Service” means service as an Employee, provided that the Committee may, in determining a Participant’s satisfaction of any vesting or similar requirement, in its discretion as it may choose to exercise from time to time with respect to any Participant or Participants, aggregate with an Employee’s service as an employee his or her service as an independent contractor (including as a Company director).

16.37 “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions, and restrictions pertaining to his or her Option, and with respect to such MIP Awards that are Options, the MIP Option Agreement.

16.38 “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan, and representing the right, upon the satisfaction of certain conditions, to receive a Common Share, or cash equal to the value of a Common Share.

16.39 “Stock Units Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions, and restrictions pertaining to such Stock Unit, and with respect to MIP Awards that are Stock Units, the MIP Stock Units Agreement.

16.40 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

16.41 “VWAP” means the average of the Daily VWAP for each day during the 30-day period.

ARTICLE 17 STOCK-BASED AWARDS IN SUBSTITUTION FOR OPTIONS OR AWARDS GRANTED BY OTHER COMPANY.

Notwithstanding anything in this Plan to the contrary:

17.1 Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

17.2 In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under the Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

17.3 Any Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 17.1 or 17.2 above will not reduce the Common Shares available for issuance or transfer under the Plan or otherwise count against the limits contained in this Plan. In addition, no Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 17.1 or 17.2 above will be added to the aggregate plan limit contained in Article 3 of the Plan.

ARTICLE 18 EXECUTION.

To record the adoption of the Plan effective                     , 2016, the Company has caused its duly authorized officer to execute this document in the name of the Company.

SAEXPLORATION HOLDINGS, INC.

By:
Name: Brent Whiteley Title: Secretary

APPENDIX A

Performance Criteria for Restricted Shares, Stock Units (Other than with respect to the MIP Stock Units), and Performance Cash Awards

The Committee may establish award and/or vesting targets derived from all or any of the criteria set forth below, in any combination, which may be (i) described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the Subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its Subsidiaries; (ii) made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies; and (iii) made relative to an index or one or more of the performance objectives themselves, when it makes Awards of Restricted Shares, Stock Units (other than with respect to the MIP Stock Units), or Performance Cash Awards on the basis of performance. The Committee may grant awards subject to all or any of the criteria that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. The performance targets applicable to any Qualified Performance-Based Award to a Covered Employee will be based on one or more, or a combination, of the criteria set forth below.

(a)	Revenue (or any sub-component thereof);

(b)	Revenue growth;

(c)	Operating costs;

(d)	Operating margin as a percentage of revenue;

(e)	Earnings before interest, taxes, depreciation, and amortization;

(f)	Earnings before income taxes;

(g)	Net operating profit after taxes;

(h)	Net income;

(i)	Net income as a percentage of revenue;

(j)	Free cash flow;

(k)	Earnings per Common Share;

(l)	Net operating profit after taxes per Common Share;

(m)	Free cash flow per Common Share;

(n)	Return on net assets employed before interest and taxes;

(o)	Return on equity, investment, invested capital, net capital employed, assets, or net assets;

(p)	Total stockholder return or relative total stockholder return (as compared with a peer group of the Company);

(q)	Safety performance metrics, including relative to industry standards; or

(r)	Strategic team goals.

In the case of a Qualified Performance-Based Award, each performance target will be objectively determinable to the extent required under Section 162(m) of the Code, and, unless otherwise determined by the Committee and to the extent consistent with Code Section 162(m), will exclude the effects of certain designated items identified at the time of grant. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the performance targets unsuitable, the Committee may in its discretion modify such performance targets or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Qualified Performance-Based Award (other than in connection with a Change in Control) where such action would result in the loss of the otherwise

A-1

available exemption of the award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the performance targets or minimum acceptable level of achievement with respect to such Covered Employee. Subject to the foregoing, and to the extent not inconsistent with Section 162(m) of the Code, the Committee shall adjust the results under any performance criteria to exclude any of the following events, or any similar that occurs during a performance measurement period: (a) asset write-downs; (b) litigation, claims, judgments or settlements; (c) the effect of changes in tax law, accounting principles or periods, or other such laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) fluctuations in foreign exchange rates; and (f) any extraordinary, unusual, or nonrecurring items.

A-2

APPENDIX B

MIP Grant Allocation Schedule

Employee	MIP Stock Units	MIP Options

Jeff Hastings	88,252	88,252

Brian Beatty	88,252	88,252

Brent Whiteley	70,082	70,082

Mike Scott	33,743	33,743

Darin Silvernagle	15,574	15,574

Ryan Abney	15,574	15,574

B-1

APPENDIX C

Form of MIP Option Agreement

[See attached.]

C-1

SAEXPLORATION HOLDINGS, INC.

2016 LONG-TERM INCENTIVE PLAN

[FORM OF] NOTICE OF STOCK OPTION AWARD – MIP OPTIONS

The Compensation Committee (the “Committee”) of the Board of Directors of SAExploration Holdings, Inc., a Delaware corporation (the “Company”) has granted to you an option set forth below (the “Option”) to purchase Common Shares, $0.0001 par value per share, of the Company (the “Option Shares”) effective as of the Grant Date set forth below, pursuant to the terms and conditions of the SAExploration Holdings, Inc. 2016 Long-Term Incentive Plan (the “Plan”), and as set forth below and in the attached Agreement (as such term is defined below). Unless otherwise specified herein and in the attached Agreement, capitalized terms have the meaning set forth in the Plan.

Name of Recipient:	[ ]

Total Number of Option Shares:	[ ]

Type of Option:	NSO

Exercise Price per Share:	$[ ], which is equal to the VWAP per Common Share for the 30-day period that ends on the Grant Date.

Grant Date:	[ ]

Vesting Schedule:

Subject to the terms and conditions set forth below and in the attached Agreement, provided that you are continuously employed by the Company or a Subsidiary of the Company on each vesting date, your Option shall vest and become exercisable as follows:

(i)     one-third (1/3) of the Option on the earliest to occur of: (1) the date that occurs after the Grant Date on which the Company shall have received Oil and Gas Production Tax Credit Certificates under AS 43.55.023 or AS 43.55.025 assigned to the Company by Alaska Seismic Ventures, LLC and issued by the Tax Division of the State of Alaska, together with all such certificates received after the Closing Date (as such term is defined in your employment agreement with the Company), that are in an aggregate face amount of not less than US$25 million (the “Tax Credits”); (2) to the extent the Tax Credits have been received on or prior to the Grant Date, the Grant Date; or (3) the first anniversary of the Closing Date;

(ii)    one-third (1/3) of the Option on the second anniversary of the Closing Date; and

(iii)  the remaining one-third (1/3) of the Option on the third anniversary of the Closing Date;

provided, however, that if your employment is terminated by reason of your: (i) death; (ii) Permanent Disability; (iii) termination by the Company other than for Cause; or (iv) termination for Good Reason, your Options shall become fully vested upon such termination.

Expiration Date:	10 years, the Option expires earlier if your Service terminates prior to the Expiration Date, as described in the attached Stock Option Award Agreement.

You and the Company agree that the Option is granted under and governed by the terms and conditions of the Plan, your employment agreement with the Company, and the Stock Option Award Agreement – MIP Options attached hereto and made a part of this document (collectively with this Notice of Stock Option Award – MIP Options, the “Agreement”).

You further agree that the Company may deliver by email all documents relating to the Plan or the Option (including prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to the holders of its securities (including annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a website maintained by or on behalf of the Company. If the Company posts these documents on a website, it will notify you by email.

RECIPIENT’S SIGNATURE:	SAEXPLORATION HOLDINGS, INC.

By:
Name:
CONSENT OF RECIPIENT’S SPOUSE (IF REQUIRED):	Title:

SAEXPLORATION HOLDINGS, INC.

2016 LONG-TERM INCENTIVE PLAN

[FORM OF] STOCK OPTION AWARD AGREEMENT – MIP OPTIONS

Type of Option:

The Option is intended to be an incentive stock option under Section 422 of the Internal Revenue Code, or a nonstatutory stock option under Section 83 of the Internal Revenue Code, in either case, as provided in the foregoing Notice of Stock Option Award – MIP Options (the “Notice of Stock Option Award”).

Vesting:

The Option becomes exercisable in installments, as shown in the Notice of Stock Option Award.

In addition, the Option vests and becomes exercisable in full if either (i) your Service to the Company (or to the Subsidiary of the Company for which you work) terminates because of your Permanent Disability or death, (ii) you are subject to an “Involuntary Termination,” or (iii) you terminate your employment because it meets the definition of a “Termination for Good Reason.” Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the Option at any time and for any reason.

“Permanent Disability” (a) if you are a party to an employment agreement with the Company or any of its Subsidiaries, and such term or words of similar import (e.g., “disability”) is defined in your employment agreement, shall have the meaning set forth in your employment agreement; or (b) if you are not a party to an employment agreement with the Company or any of its Subsidiaries or such term is not defined in your employment agreement, shall mean that you are either (i) unable, due to illness, disease, mental or physical disability, or similar cause, to fulfill your obligations as an employee of the Company (or of the Subsidiary of the Company for which you work) either for three (3) consecutive calendar months or for a cumulative period of six (6) months out of 12 consecutive calendar months, or (ii) declared by a court of competent jurisdiction to be mentally incompetent or incapable of managing your affairs.

“Involuntary Termination” means your involuntary discharge by the Company (or by the affiliate of the Company for which you work) for reasons other than Cause. For purposes of this Agreement, “Cause” shall have the meaning set forth in your employment agreement with the Company.

“Termination for Good Reason” shall mean your termination of your employment for Good Reason (as such term is defined in your employment agreement with the Company).

No Option Shares will vest after your Service terminates, except as expressly provided in the Plan or in this Agreement.

Term:	The Option expires at 5:00 p.m., Central Time, on the Expiration Date shown in the Notice of Stock Option Award. (It may expire earlier if your Service terminates, as described in this Agreement.)

Termination of Service:

Except as otherwise provided below, if your Service terminates prior to the Expiration Date for any reason, except death or Permanent Disability or retirement at or after age 65, then the Option will expire at 5:00 p.m., Central Time, on the date that is three (3) months after your termination date (or the Expiration Date, if earlier). The Company determines when your Service terminates for this purpose.

Notwithstanding any provisions in this Agreement to the contrary, if you terminate your employment for any reason other than Good Reason prior to the first anniversary of the Closing Date (as such term is defined in your employment agreement), your Options granted hereunder (whether vested or unvested) will be automatically forfeited, and you will be required to return and/or repay to the Company any Common Shares or cash proceeds received in respect of such Options or Option Shares.

If your Service terminates for Cause, your Option will expire on the date of termination of employment.

Death:

If you die before your Service terminates, then the Option will expire at 5:00 p.m., Central Time, on the earlier to occur of (i) the date 12 months after the date of death, or (ii) the Expiration Date.

Disability or Retirement:

If your Service terminates because of your total and permanent disability or retirement at or after age 65, then the Option will expire at 5:00 p.m., Central Time, on the earlier to occur of (i) the date 12 months after your termination date, or (ii) the Expiration Date.

Risk of Clawback:

If the Option or Common Shares received upon exercise of the Option are subject to recovery under any law, government regulation or stock exchange listing requirement, your Option or such shares will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or pursuant to any policy adopted by the Company pursuant to any such law, government regulation, or stock exchange listing requirement).

Leaves of Absence and Part-Time Work:

For purposes of the Option, your Service does not terminate when you go on a military leave, a sick leave or any other bona fide leave of absence, if the leave was approved by the Company in writing or required by law, and if continued crediting of Service is required by the terms of the approved leave or by applicable law. However, your Service terminates when the approved leave ends, unless you immediately return to active Service.

If you go on a leave of absence, then the vesting schedule specified in the Notice of Stock Option Award may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave. If you commence working on a part-time basis, then the vesting schedule specified in the Notice of Stock Option Award may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule.

Restrictions on Exercise:	The Company will not permit exercise of the Option if the issuance of Shares at that time would violate any law or regulation.

Notice of Exercise:

When you wish to exercise the Option, you must notify the Company by filing the proper “Notice of Exercise” form at the address given on the form. Your notice must specify how many Shares you wish to purchase. Your notice must also specify how your Shares should be registered. The notice will be effective when the Company receives it. You may obtain the form of notice of exercise by contacting Human Resources.

If another person wants to exercise the Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment:

When you submit your Notice of Exercise, you must include payment of the Exercise Price specified in the Notice of Stock Option Award for the Option Shares that you are purchasing. To the extent permitted by applicable law, payment may be made in one (or a combination of two or more) of the following forms:

By delivering to the Company your personal check, a cashier’s check or a money order.

By delivering to the Company certificates for Shares of Company stock that you own, along with any forms needed to effect a transfer of those Shares to the Company. The value of the Option Shares, determined as of the effective date of the Option exercise, will be applied to the Option Exercise Price. Instead of surrendering Shares of Company stock, you may attest to the ownership of those Shares on a form provided by the Company and have the same number of Shares subtracted from the Option Shares issued to you.

By giving to a securities broker approved by the Company irrevocable directions to sell all or part of your option Shares and to deliver to the Company, from the sale proceeds, an amount sufficient to pay the Option Exercise Price for the Options you are exercising and any withholding taxes. (The balance of the sale proceeds, if any, will be delivered to you.) The directions must be given in accordance with the instructions of the Company and the broker. This exercise method is sometimes called a “same-day sale.”

Taxes:

You understand that you (and not the Company) are responsible for your own federal, state, local, or foreign tax liability with respect to the Option Shares, as well as for any other tax consequences that you may have as a result of the transactions contemplated by this Agreement. You must rely solely on the determinations of your own tax advisors, and not on any statements or representations by the Company or any of its agents, with regard to all such tax matters.

You will not be allowed to exercise the Option unless you have made an acceptable arrangement to pay any withholding taxes that may be due as a result of such exercise. Subject to the Company’s consent, such an arrangement may include (i) you making a cash payment to the Company of an amount equal to the withholding taxes, (ii) the Company withholding an amount equal to the withholding taxes from other cash compensation payable to you by the Company, (iii) the Company withholding shares of the Company’s Common Stock that otherwise would have been issued to you when you exercise the Option in an amount having a value equal to the withholding taxes, or (iv) you surrendering shares of the Company’s Common Stock that you previously acquired.

Section 409A:

The Company intends that the Option will be exempt from or comply with the requirements of Section 409A, and this Agreement shall be interpreted and administered in accordance with such intent. In particular, to the extent required to comply with Section 409A and notwithstanding any other provision of this Agreement to the contrary: (i) the phrase “termination of employment,” involuntary termination or discharge” or words of similar import shall mean your “separation from service” with the Company within the meaning of Section 409A; and (ii) if all or any portion of the payments under this Agreement are determined to be “nonqualified deferred compensation” subject to Section 409A, and you are a “specified employee” at the time of such separation from service, as determined pursuant to procedures adopted by the Company in compliance with Section 409A, then any such payment shall be made on the earlier of (a) the fifth business day of the seventh month after the date of your “separation from service” with the Company and its Subsidiaries within the meaning of Section 409A or (b) your death. Although the Company will use reasonable efforts to avoid the imposition of taxation, interest and penalties under Section 409A, the tax treatment of the Option is not warranted or guaranteed. You expressly acknowledge and agree that neither the Company, its Subsidiaries nor their respective directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by you (or any other individual claiming a benefit through you) as a result of this Agreement or the Option granted hereunder. Each payment subject to Section 409A shall be considered a separate payment and not one of a series of payments for purposes of Section 409A.

Restrictions on Resale:

You agree not to sell any Common Shares received upon exercise of the Option at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit such sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

Transfer of Option:

Prior to your death, only you may exercise the Option. You cannot transfer or assign the Option. For instance, you may not sell the Option or use it as security for a loan. If you attempt to do any of these things, the Option will immediately become invalid. You may, however, dispose of the Option in your will or in any beneficiary designation.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse’s interest in your Option in any other way.

No Right to Remain in Service:

Your right, if any, to continue in the Service of the Company or any of its affiliates is not enlarged or otherwise affected by your designation as a participant under the Plan or the grant of the Option Shares hereunder, and does not limit or restrict any right the Company or any of its Subsidiaries otherwise may have to terminate your employment. Furthermore, the Option and your participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any subsidiary or affiliate.

Nature of Grant:

In accepting the Option, you acknowledge the following:

the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time as provided in the Plan;

the grant of this Option is voluntary, discretionary and occasional and does not create any contractual or other right to receive future grants of awards of stock options, or benefits in lieu of Options, even if Options have been granted repeatedly to you in the past;

all decisions with respect to future awards of options, if any, will be at the sole discretion of the Company;

your participation in the Plan shall not create a right to further employment with the Company or any Subsidiary and shall not interfere with the ability of the Company or the Subsidiary to terminate your employment relationship at any time;

you are voluntarily participating in the Plan;

the Option and the Option Shares are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary or Affiliate;

the Option and the Option Shares are not intended to replace any pension rights or compensation;

the future value of the Option Shares is unknown and cannot be predicted with certainty; further, neither the Company, nor any Affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar that may affect the value of the Option; and

in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from forfeiture of the Option in accordance with the terms and conditions of this Agreement resulting from termination of your Service with the Company or any Subsidiary (for any reason whatsoever and whether or not in breach of local labor laws), and you irrevocably release the Company and its Subsidiaries from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, you shall be deemed irrevocably to have waived your entitlement to pursue such claim.

Stockholder Rights:

You have no rights as a stockholder of the Company with respect to the Option Shares until you have exercised the Option by giving the required Notice of Exercise to the Company and paying the Exercise Price. No adjustments are made for dividends or other rights if the applicable record date occurs before the Option is exercised, except as described in the Plan.

Adjustments:

In the event of a stock split, a stock dividend, a combination or consolidation, a similar change in the Company’s Common Shares (by reclassification or otherwise), an extraordinary dividend payable in a form other than the Company’s Common Shares, or a similar occurrence, the number of Common Shares covered by the Option and the Exercise Price per share will be adjusted as provided in the Plan.

Effect of Dissolution or Reorganization:

If the Company is dissolved or liquidated, to the extent not previously exercised or settled, the Option will terminate immediately before the dissolution or liquidation of the Company.

If the Company is a party to a merger, consolidation or sale of 50% or more of the Company’s stock or assets, each outstanding Option will be subject to the agreement of merger or consolidation which will provide for treatment of the Option in accordance with the Plan.

The Plan and Other Agreements:

The award of the Option Shares is subject to all applicable provisions of the Plan, and the Plan is hereby incorporated in this Agreement. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control.

This Agreement, the Plan and your employment agreement with the Company constitute the entire understanding between you and the Company regarding the Option and Option Shares. Any prior agreements, commitments, or negotiations concerning the award of the Option with respect to the Option Shares are superseded. This Agreement may be amended only by another written agreement between you and the Company.

Spousal Consent:

If you are married, your spouse must also execute the Notice of Stock Option Award that serves as the cover page of this Agreement. In doing so, your spouse acknowledges that he or she is fully aware of, understands, and fully consents and agrees to, the provisions of this Agreement and the Agreement’s binding effect, and your spouse hereby acknowledges, stipulates, confesses, and agrees that the unvested Option granted to you as of the date of this Agreement are either (i) your separate property, or (ii) community property subject to your sole management and control.

Data Privacy and Data Protection:

You hereby explicitly and voluntarily consent to the collection, use, processing and transfer, in electronic or other form, of your personal data, including your Data (as such term is defined below), as described in this Agreement, and in any other award materials by and among, as applicable, your employer, the Company, and its Subsidiaries and affiliates, as well as third parties acting on their behalf, for the exclusive purpose of implementing, administering and managing your eligibility for and participation in the Plan.

You understand that the Company and your employer may hold certain personal data about you, including but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, benefit eligibility, nationality, job title, any Common Shares or directorships held in the Company, details of all awards or any other entitlement to Common Shares granted, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (collectively, the “Data”).

You understand that Data will be transferred to and processed and stored by third parties assisting the Company with the implementation, administration and management of the Plan, and you consent to such transfer, processing and storage. You understand that the Data may be transferred to and processed and stored outside of your country of residence, including the United States of America, and that the recipients’ country (including the United States) may have different data privacy laws and protections than your country of residence, and you nevertheless consent to the transfer, processing and storage of your data in those nations. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Company and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, store, process, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan or as otherwise may be required by applicable law. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary and appropriate amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

Governing Law:

This Agreement is made under, and will be construed in accordance with, the internal substantive laws of the State of Delaware, except any such laws that require the application of another jurisdiction.

Severability:

In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

Canada-Specific Special Terms and Conditions:

Notwithstanding any provisions in this Agreement, the Option shall also be subject to the special terms and conditions set forth below if you reside in Canada. Moreover, if you relocate to Canada, the special terms and conditions set forth below will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.

The information is based on the securities, exchange control, and other laws in effect in the respective countries as of [                        ]. Such laws are often complex and change frequently. As a result, it is strongly recommended that you not rely on the information below as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time you vest in your Option or sell Common Shares acquired under the Plan.

In addition, the information set forth below is general in nature and may not apply to your particular situation, and the Company and its Subsidiaries are not in a position to assure you of a particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws may apply to your situation.

Finally, if you are a citizen or resident of a country other than the one in which you are currently working, transferred employment after the Option was granted to you, or are considered a resident of another country for local law purposes, the information contained herein may not apply.

Form of Payment. Due to legal restrictions in Canada and notwithstanding any language to the contrary in the Plan, award recipients are prohibited from surrendering shares that they already own or from attesting to the ownership of shares to pay the exercise price or any tax withholding in connection with options granted to such award recipients.

The following provision will apply if you are a resident of Quebec: Language Consent. The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente convention.

Notifications

Additional Restrictions on Resale. In addition to the restrictions on resale and transfer noted in Plan materials, securities purchased under the Plan may be subject to certain restrictions on resale imposed by Canadian provincial securities laws. You are encouraged to seek legal advice prior to any resale of such securities. In general, participants resident in Canada may resell their securities in transactions carried out on exchanges outside of Canada.

Tax Reporting. The Income Tax Act (Canada) and the regulations thereunder require a Canadian resident individual (among others) to file an information return disclosing prescribed information where, at any time in a tax year, the total cost amount of such individual’s “specified foreign property” (which includes shares, options and stock units) exceeds Cdn.$100,000. You should consult your own tax advisor regarding this reporting requirement.

By signing the Notice of Stock Option Award attached as the cover page to this Agreement, you agree to all of the terms and conditions described above and in the Plan.

APPENDIX D

Form of MIP Stock Units Agreement

[See attached.]

D-1

SAEXPLORATION HOLDINGS, INC.

2016 LONG-TERM INCENTIVE PLAN

[FORM OF] NOTICE OF STOCK UNITS AWARD – MIP STOCK UNITS

The Compensation Committee (the “Committee”) of the Board of Directors of SAExploration Holdings, Inc., a Delaware corporation (the “Company”) has granted to you the award of stock units set forth below, subject to certain restrictions (the “Stock Units”), effective as of the Grant Date set forth below, pursuant to the terms and conditions of the SAExploration Holdings, Inc. 2016 Long-Term Incentive Plan (the “Plan”), and as set forth below and in the attached Agreement (as such term is defined below). Each Stock Unit is equivalent in value to the market value of one (1) Common Share, $0.0001 par value per share, of the Company. Unless otherwise specified herein and in the attached Agreement, capitalized terms have the meaning set forth in the Plan.

Name of Recipient:	[ ]

Total Number of Stock Units:	[ ]

Grant Date:	[ ]

Vesting Schedule:

Subject to the terms and conditions set forth below and in the attached Agreement, provided that you are continuously employed by the Company or a Subsidiary of the Company on each vesting date (each, a “Vesting Date”), your Stock Units shall vest as follows:

(i)     one-third (1/3) of the Stock Units on the earliest to occur of: (1) the date that occurs after the Grant Date on which the Company shall have received Oil and Gas Production Tax Credit Certificates under AS 43.55.023 or AS 43.55.025 assigned to the Company by Alaska Seismic Ventures, LLC and issued by the Tax Division of the State of Alaska, together with all such certificates received after the Closing Date (as such term is defined in your employment agreement with the Company), that are in an aggregate face amount of not less than US$25 million (the “Tax Credits”); (2) to the extent the Tax Credits have been received on or prior to the Grant Date, the Grant Date; or (3) the first anniversary of the Closing Date;

(ii)    one-third (1/3) of the Stock Units on the second anniversary of the Closing Date; and

(iii)  the remaining one-third (1/3) of the Stock Units on the third anniversary of the Closing Date;

provided, however, that if your employment is terminated by reason of your: (i) death; (ii) Permanent Disability; (iii) termination by the Company other than for Cause; or (iv) termination for Good Reason, your Stock Units shall become fully vested upon such termination.

You and the Company agree that this award of Stock Units (the “Award”) is granted under and governed by the terms and conditions of the Plan, your employment agreement with the Company and the Stock Units Agreement – MIP Stock Units attached hereto and made a part of this document (collectively with this Notice of Stock Units Award – MIP Stock Units, the “Agreement”).

You further agree that the Company may deliver by email all documents relating to the Plan or this Award (including prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to the holders of its securities (including annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a website maintained by or on behalf of the Company. If the Company posts these documents on a website, it will notify you by email.

RECIPIENT’S SIGNATURE:	SAEXPLORATION HOLDINGS, INC.

By:
Name:
CONSENT OF RECIPIENT’S SPOUSE (IF REQUIRED):	Title:

SAEXPLORATION HOLDINGS, INC.

2016 LONG-TERM INCENTIVE PLAN

[FORM OF] STOCK UNITS AGREEMENT – MIP STOCK UNITS

Stock Units Award:

You acknowledge that, as of the Grant Date set forth on your Notice Stock Units Award – MIP Stock Units (the “Notice of Stock Units Award”), the Stock Units have been awarded to you, with vesting and transferability of the Common Shares to be delivered with respect to the Stock Units contingent on the continuation of your service with the Company or any of its Subsidiaries as provided herein. Subject to the terms of this Agreement, each Stock Unit entitles you to receive one Common Share upon the applicable Vesting Date. Except as otherwise provided in the Plan, your employment agreement with the Company or this Agreement, the Stock Units shall be forfeited and immediately cancelled if your employment with the Company or any of its Subsidiaries is terminated under any circumstances whatsoever prior to the applicable Vesting Date, including without limitation dismissal, resignation, divestiture of operations or retirement. This possibility of forfeiture shall lapse according to the vesting schedule set forth in your Notice of Stock Units Award. You will not be entitled to any payment of cash or Common Shares in respect of any Stock Units so forfeited.

You will not have the rights of a shareholder with respect to the Stock Units, except as provided in this Agreement.

Payment by you for Stock Units:	No payment by you is required for the Stock Units.

Vesting:

The Stock Units will vest in installments, as set forth in the Notice of Stock Units Award.

In addition, the Stock Units will vest in full if either: (i) your Service to the Company (or to the Subsidiary of the Company for which you work) terminates because of your Permanent Disability or death, (ii) you are subject to an “Involuntary Termination,” or (iii) you terminate your employment because it meets the definition of a “Termination for Good Reason” (any such termination date, a “Vesting Date”). Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the Stock Units at any time and for any reason.

If your Service terminates for any other reason, except as provided above, then your unvested Stock Units will be immediately forfeited to the extent that they have not vested before the date of termination of your employment and do not vest as a result of the termination. You will not be entitled to any payment of cash or Common Shares in respect of any Stock Units so forfeited.

“Permanent Disability” (a) if you are a party to an employment agreement with the Company or any of its Subsidiaries, and such term or words of similar import (e.g., “disability”) is defined in your employment agreement, shall have the meaning set forth in your employment agreement; or (b) if you are not a party to an employment agreement with the Company or any of its Subsidiaries or such term is not defined in your employment agreement, shall mean that you are either (i) unable, due to illness, disease, mental or physical disability, or similar cause, to fulfill your obligations as an employee of the Company (or of the Subsidiary of the Company for which you work) either for three (3) consecutive calendar months or for a cumulative period of six (6) months out of 12 consecutive calendar months, or (ii) declared by a court of competent jurisdiction to be mentally incompetent or incapable of managing your affairs.

“Involuntary Termination” means your involuntary discharge by the Company (or by the affiliate of the Company for which you work) for reasons other than Cause. For purposes of this Agreement, “Cause” shall have the meaning set forth in your employment agreement with the Company.

“Termination for Good Reason” shall mean your termination of your employment for Good Reason (as such term is defined in your employment agreement with the Company).

No Stock Units will vest after your Service terminates, except as expressly provided in the Plan or in this Agreement.

Termination of Service:

Notwithstanding any provisions in this Agreement to the contrary, if you terminate your employment for any reason other than Good Reason prior to the first anniversary of the Closing Date (as such term is defined in your employment agreement), your Stock Units granted hereunder (whether vested or unvested) will be automatically forfeited, and you will be required to return and/or repay to the Company any Common Shares or cash proceeds received in respect of such Stock Units.

Time of Payment of the Stock Units:

Subject to the terms and provisions of this Agreement, payment for the Stock Units, after and to the extent they have become vested, shall be made by issuing one Common Share in settlement for each Stock Unit (either by delivering one or more certificates for such Common Shares or by entering such Common Shares in book entry form, as determined by the Company in its discretion) on each of the earliest of the following dates (i.e., within 15 days of such date) on:

(i)     the applicable Vesting Date;

(ii)    the date of your death;

(iii)  the date of your separation from service with the Company and its Subsidiaries (determined in accordance with Section 409A); provided, however, that if all or any portion of the payments under this Agreement are determined to be “nonqualified deferred compensation” subject to Section 409A, and you are a “specified employee” at the time of such separation from service, as determined pursuant to procedures adopted by the Company in compliance with Section 409A, then payment for the Stock Units shall be made by issuing one Common Share in settlement for each Stock Unit (either by delivering one or more certificates for such Common Shares or by entering such Common Shares in book entry form, as determined by the Company in its discretion) on the earlier of (a) the fifth business day of the seventh month after the date of your “separation from service” with the Company and its Subsidiaries within the meaning of Section 409A or (b) your death.

Notwithstanding the foregoing, if the Committee, in its discretion, accelerates the vesting of the balance, or some lesser portion of the balance, of the Stock Units, the payment of such accelerated portion of the Stock Units nevertheless shall be made at the same time or times as if such Stock Units had vested in accordance with the vesting schedule set forth on the Notice of Stock Units Award (whether or not you remain employed by the Company or by one of its Affiliates as of such date(s)); provided, however, if the Committee, in its discretion, accelerates the vesting of the balance, or some lesser portion of the balance, of the Stock Units in connection with your “separation from service” within the meaning of Section 409A), and if all or any portion of such balance (or portion thereof) are determined to be “nonqualified deferred compensation” subject to Section 409A, and you are a “specified employee” within the meaning of Section 409A at the time of such separation from service, then any such accelerated Stock Units otherwise payable within the six (6) month period following your separation from service instead will be then paid by issuing one Common Share in settlement for each such Stock Unit (either by delivering one or more certificates for such Common Shares or by entering such Common Shares in book entry form, as determined by the Company in its discretion) on the earlier of (a) the fifth business day of the seventh month after the date of your “separation from service” with the Company and its Subsidiaries within the meaning of Section 409A or (b) your death. Thereafter, such Stock Units shall continue to be paid in accordance with the requirements set forth above in this sentence. The foregoing shall only apply to the extent necessary to avoid taxation under Section 409A.

Risk of Clawback:

If your Stock Units award is subject to recovery under any law, government regulation, or stock exchange listing requirement, your Stock Units will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, or stock exchange listing requirement (or pursuant to any policy adopted by the Company pursuant to any such law, government regulation, or stock exchange listing requirement).

Leaves of Absence and Part-Time Work:

For purposes of the Stock Units award, your Service does not terminate when you go on a military leave, sick leave, or any other bona fide leave of absence, if the leave was approved by the Company in writing or required by law, and if continued crediting of Service is required by the terms of the approved leave or by applicable law. However, your Service terminates when the approved leave ends, unless you immediately return to active Service.

If you go on a leave of absence, then the vesting schedule specified in the Notice of Stock Units Award may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave. If you commence working on a part-time basis, then the vesting schedule specified in the Notice of Stock Units Award may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule.

Stock Certificates:

You will not receive any certificates for your Stock Units, but if you become vested in all or a portion of your Stock Units, then you will receive stock certificates for the Common Shares transferred to you in respect of such vested Stock Units, unless the Company chooses only to record the issuance of such Common Shares in the Company’s transfer records.

Voting and Other Rights as a Stockholder:

Since your Stock Units are not Common Shares, but only an unsecured agreement by the Company to transfer Common Shares to you in the future if your Stock Units become vested, your Stock Units do not confer any voting rights or other privileges as a stockholder of the Company on you or any person claiming under or through you. If a portion of your Stock Units becomes vested, following the transfer and recording on the records of the Company or its transfer agents or registrars and delivery of the Common Shares to you, you will have all the rights of a stockholder of the Company with respect to voting rights of such Common Shares generally and receipt of dividends and distributions on such Common Shares.

Dividends:

If the Company declares and pays cash dividends with respect to its outstanding Common Shares while all or a portion of the Stock Units is outstanding, on the date such dividend is paid, the Company will provide for an additional number of Stock Units equal to the result of dividing (i) the product of the total number of Stock Units for this Award remaining outstanding on the record date for such dividend (other than previously settled or forfeited Stock Units) times the per Common Share amount of such dividend, by (ii) the fair market value of one Common Share on the record date for such dividend. The additional Stock Units shall be or become vested and be settled to the same extent as the Stock Units that resulted in the crediting of such Stock Units.

Any additional Common Shares, share rights or other securities that you become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company shall be subject to the same restrictions as the Stock Units covered by this Agreement.

To the extent that the Stock Units covered by this Agreement are forfeited pursuant to terms and conditions of this Agreement, all Stock Units in respect of the dividend equivalents sequestered with respect to such Stock Units shall also be forfeited. Under no circumstances, will the Company issue Common Shares in respect of dividend equivalents paid on Stock Units prior to the applicable Vesting Date.

Taxes:

You understand that you (and not the Company) are responsible for your own federal, state, local, or foreign tax liability with respect to your Stock Units, as well as for any other tax consequences that you may have as a result of the transactions contemplated by this Agreement. You must rely solely on the determinations of your own tax advisors, and not on any statements or representations by the Company or any of its agents, with regard to all such tax matters. The Company does not make any representation or undertaking regarding the tax treatment or treatment of any tax withholding in connection with the grant or vesting of the Stock Units or the subsequent sale of the Common Shares. The Company does not commit and is under no obligation to structure the Stock Units to reduce or eliminate your tax liability.

Prior to any event in connection with the Stock Units that the Company determines may result in any domestic or foreign tax withholding obligation, whether national, federal, state or local, including any social insurance contributions (the “Tax Withholding Obligation”), you are required to arrange for the satisfaction of the amount of such Tax Withholding Obligation in a manner acceptable to the Company. Your acceptance of this Agreement constitutes your instruction and authorization to the Company to withhold on your behalf the number of Common Shares from those Common Shares issuable to you at the time when the Stock Units become vested as the Company determines to be sufficient to satisfy the Tax Withholding Obligation. The value of the Common Shares withheld for such purposes shall be based on the fair market value of the Common Shares on the date of vesting. To the extent that the Company or a Subsidiary withholds in Common Shares, it will do so at the minimum statutory rate to the extent necessary, as determined by the Company, to avoid negative accounting treatment. Should the Company or the Subsidiary withhold an amount in excess of your actual Tax Withholding Obligation, the Company and/or your employer will refund the excess within a reasonable period and without any interest. You agree (i) to pay the Company, the Subsidiary and/or the affiliate employing you any amount of the Tax Withholding Obligation that is not satisfied by the means described herein or (ii) to the extent permitted by applicable law, for the Company and/or the Subsidiary employing you to deduct cash from your regular salary payroll to cover such additional amounts. If you fail to comply with your obligations in connection with the Tax Withholding Obligation as described in this section, the Company may refuse to allow the vesting or the transferability of the Common Shares.

If you are subject to tax in a country outside the United States of America (“Foreign Country”) and if pursuant to the tax rules in such Foreign Country, you will be subject to tax prior to the date that you are issued Common Shares pursuant to this Agreement, the Committee, in its discretion, may accelerate vesting and settlement of a portion of the Stock Units to the extent necessary to pay the foreign taxes due (and any applicable U.S. income taxes due as a result of the acceleration of vesting and settlement) but only if such acceleration does not result in adverse consequences under Section 409A (as permitted under Treasury Regulation Section 1.409A-3(j)(4)(xi)).

Section 409A:

The Company intends that the Stock Units will be exempt from or comply with the requirements of Section 409A, and this Agreement shall be interpreted and administered in accordance with such intent. In particular, to the extent required to comply with Section 409A and notwithstanding any other provision of this Agreement to the contrary, the phrase “termination of employment,” involuntary termination or discharge” or words of similar import shall mean your “separation from service” with the Company within the meaning of Section 409A. Although the Company will use reasonable efforts to avoid the imposition of taxation, interest and penalties under Section 409A, the tax treatment of the Stock Units is not warranted or guaranteed. You expressly acknowledge and agree that neither the Company, its Subsidiaries nor their respective directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by you (or any other individual claiming a benefit through you) as a result of this Agreement or the Stock Units granted hereunder. Each payment subject to Section 409A shall be considered a separate payment and not one of a series of payments for purposes of Section 409A.

Restrictions on Resale:

You agree not to sell any Common Shares that you receive that are attributable to your Stock Units at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit such sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

Transferability:

The Stock Units and any Common Shares to be delivered with respect to the Stock Units shall be non-transferable until such time as the Common Shares are delivered to you hereunder. You agree not to make, or attempt to make, any sale, assignment, transfer or pledge of any of the Stock Units or Common Shares prior to the date on which the Common Shares are delivered to you. Notwithstanding the foregoing, you are permitted to designate one or more primary and contingent beneficiaries to whom the Stock Units will be transferred in the event of your death. The Company in its sole discretion, when and as permitted by the Plan, may waive the restrictions on transferability with respect to all or a portion of the Stock Units subject to this Agreement.

Effect of Dissolution or Reorganization:

If the Company is dissolved or liquidated, any unvested portion of this Award will terminate.

If the Company is a party to a merger, consolidation, or sale of fifty percent (50%) or more of the Company’s stock or assets, each outstanding Award will be subject to the agreement of merger, sale, or reorganization, which will provide for treatment of unvested Stock Units in accordance with the Plan.

No Right to Remain in Service:

Your right, if any, to continue in the Service of the Company or any of its affiliates is not enlarged or otherwise affected by your designation as a participant under the Plan or the grant of the Stock Units hereunder, and does not limit or restrict any right the Company or any of its Subsidiaries otherwise may have to terminate your employment. Furthermore, the Stock Units and your participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any subsidiary or affiliate.

Nature of Grant:

In accepting this Award, you acknowledge the following:

the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time as provided in the Plan;

the grant of this Award is voluntary, discretionary and occasional and does not create any contractual or other right to receive future grants of awards of Stock Units, or benefits in lieu of Stock Units, even if Stock Units have been granted repeatedly to you in the past;

all decisions with respect to future awards of Stock Units, if any, will be at the sole discretion of the Company;

your participation in the Plan shall not create a right to further employment with the Company or any Subsidiary and shall not interfere with the ability of the Company or the Subsidiary to terminate your employment relationship at any time;

you are voluntarily participating in the Plan;

the Stock Units and the Common Shares subject to the Stock Units are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary or Affiliate;

the Stock Units and the Common Shares subject to the Stock Units are not intended to replace any pension rights or compensation;

the future value of the underlying Common Shares is unknown and cannot be predicted with certainty; further, neither the Company, nor any Affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar that may affect the value of the Stock Units; and

in consideration of the grant of the Stock Units, no claim or entitlement to compensation or damages shall arise from forfeiture of the Stock Units in accordance with the terms and conditions of this Agreement resulting from termination of your Service with the Company or any Subsidiary (for any reason whatsoever and whether or not in breach of local labor laws), and you irrevocably release the Company and its Subsidiaries from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, you shall be deemed irrevocably to have waived your entitlement to pursue such claim.

Adjustments:

In the event of a stock split, a stock dividend, a combination or consolidation, a similar change in the Company’s Common Shares (by reclassification or otherwise), an extraordinary dividend payable in a form other than the Company’s Common Shares, or a similar occurrence, your outstanding unvested Stock Units will be adjusted as provided in the Plan.

The Plan and Other Agreements:

This Award is subject to all applicable provisions of the Plan, and the Plan is hereby incorporated in this Agreement. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control.

This Agreement, the Plan and your employment agreement with the Company constitute the entire understanding between you and the Company regarding the Stock Units covered by this Award. Any prior agreements, commitments, or negotiations concerning this Award are superseded. This Agreement may be amended only by another written agreement between you and the Company.

Spousal Consent:

If you are married, your spouse must also execute the Notice of Stock Units Award that serves as the cover page of this Agreement. In doing so, your spouse acknowledges that he or she is fully aware of, understands, and fully consents and agrees to, the provisions of this Agreement and the Agreement’s binding effect, and your spouse hereby acknowledges, stipulates, confesses, and agrees that the Stock Units covered by the Award are either (i) your separate property, or (ii) community property subject to your sole management and control.

Data Privacy and Data Protection:

You hereby explicitly and voluntarily consent to the collection, use, processing and transfer, in electronic or other form, of your personal data, including your Data (as such term is defined below), as described in this Agreement, and in any other award materials by and among, as applicable, your employer, the Company, and its Subsidiaries and affiliates, as well as third parties acting on their behalf, for the exclusive purpose of implementing, administering and managing your eligibility for and participation in the Plan.

You understand that the Company and your employer may hold certain personal data about you, including but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, benefit eligibility, nationality, job title, any Common Shares or directorships held in the Company, details of all awards or any other entitlement to Common Shares granted, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (collectively, the “Data”).

You understand that Data will be transferred to and processed and stored by third parties assisting the Company with the implementation, administration and management of the Plan, and you consent to such transfer, processing and storage. You understand that the Data may be transferred to and processed and stored outside of your country of residence, including the United States of America, and that the recipients’ country (including the United States) may have different data privacy laws and protections than your country of residence, and you nevertheless consent to the transfer, processing and storage of your data in those nations. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Company and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, store, process, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan or as otherwise may be required by applicable law. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary and appropriate amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

Governing Law:

This Agreement is made under, and will be construed in accordance with, the internal substantive laws of the State of Delaware, except any such laws that require the application of another jurisdiction.

Severability:

In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

Canada-Specific Special Terms and Conditions:

Notwithstanding any provisions in this Agreement, the Stock Units shall also be subject to the special terms and conditions set forth below if you reside in Canada. Moreover, if you relocate to Canada, the special terms and conditions set forth below will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.

The information is based on the securities, exchange control, and other laws in effect in the respective countries as of [                    ]. Such laws are often complex and change frequently. As a result, it is strongly recommended that you not rely on the information below as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time you vest in your Stock Units or sell Common Shares acquired under the Plan.

In addition, the information set forth below is general in nature and may not apply to your particular situation, and the Company and its Subsidiaries are not in a position to assure you of a particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws may apply to your situation.

Finally, if you are a citizen or resident of a country other than the one in which you are currently working, transferred employment after the Stock Units were granted to you, or are considered a resident of another country for local law purposes, the information contained herein may not apply.

Stock Units Settled in Common Shares Only. Notwithstanding anything to the contrary in the Plan, the Stock Units awarded to you hereunder shall be paid in shares only and do not provide any right to receive a cash payment.

The following provision will apply if you are a resident of Quebec: Language Consent. The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente convention.

Notifications

Additional Restrictions on Resale. In addition to the restrictions on resale and transfer noted in Plan materials, securities purchased under the Plan may be subject to certain restrictions on resale imposed by Canadian provincial securities laws. You are encouraged to seek legal advice prior to any resale of such securities. In general, participants resident in Canada may resell their securities in transactions carried out on exchanges outside of Canada.

Tax Reporting. The Income Tax Act (Canada) and the regulations thereunder require a Canadian resident individual (among others) to file an information return disclosing prescribed information where, at any time in a tax year, the total cost amount of such individual’s “specified foreign property” (which includes shares, options and stock units) exceeds Cdn.$100,000. You should consult your own tax advisor regarding this reporting requirement.

By signing the Notice of Stock Units Award attached as the cover page to this Agreement, you agree to all of the terms and conditions described above and in the Plan.